UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No. )
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Aspen Technology, Inc.
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aspentech

2023 Proxy Statement

for Annual Meeting of Stockholders

2023 Proxy Statement

Letter From Our President and Chief Executive Officer

October 24, 2023

Dear Fellow Stockholder:

Fiscal 2023 was an important year for AspenTech. We achieved many key milestones that laid the foundation for the next stage of our growth as a leading, global industrial software player.

During this foundational building year, we delivered solid financial results while also making significant progress in bringing together our Open Systems International, Inc. ("OSI"), Subsurface Science & Engineering ("SSE") and Heritage AspenTech businesses. We also completed our acquisition of inmation Software GmbH, now called AspenTech DataWorks, which combines our industrial AIoT offerings, to deliver an industry-leading data platform that supports each of our product suites.

Today, our product portfolio is unified across the organization. Our offerings have expanded to include industry leading software from OSI, now part of the Digital Grid Management ("DGM") suite, SSE, as well as AspenTech DataWorks, all of which strengthen our sustainability efforts and create new opportunities for us to provide value for customers.

Now, more than ever, I believe AspenTech is well-positioned to be at the forefront of enabling advancements in sustainability, with the ability to provide truly end-to-end solutions across asset-intensive industries. Transforming a company is not easy; reaching this point has required the hard work and dedication of our most valuable resource – our employees – and I thank them for those efforts.

This year’s annual meeting of stockholders will be held virtually on December 14, 2023, at 9:00 a.m. Eastern time. During the annual meeting, stockholders will be asked to elect our directors, to ratify the appointment of KPMG for fiscal year 2024, and to approve, on an advisory basis, our fiscal 2023 executive compensation as disclosed in the enclosed Proxy Statement.

Each of these proposals is important, and we recommend you vote in favor of each of them. We urge you to complete, sign and return your proxy card (if one has been provided), or use telephone or internet voting prior to the annual meeting, so that your shares will be represented and voted at the annual meeting even if you cannot attend.

The future is very bright at AspenTech. As we leverage the strong foundation we built in fiscal 2023, I am eager to see what the future holds for our company, and am confident in our ability to help our customers address the dual challenge.

On behalf of the entire Board of Directors and management team, I want to express my gratitude to you, our stockholders, for your continued commitment to our success over so many years.

Sincerely,
Antonio J. Pietri
President and Chief Executive Officer

Antonio J. Pietri
President & Chief Executive Officer
Aspen Technology, Inc.

About Aspen Technology, Inc.
___________________________________________
Nasdaq: AZPN
Headquarters: Bedford, Massachusetts
Employees: 3,973 as of October 20, 2023

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2023 Proxy Statement

ASPEN TECHNOLOGY, INC.
20 Crosby Drive
Bedford, Massachusetts 01730

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

We invite you to attend our 2023 annual meeting of stockholders (the “annual meeting”), which is being held as follows:

Date: December 14, 2023
Time: 9:00 a.m. Eastern time
Virtual Location: The annual meeting will be held online in a virtual meeting format, via the internet, at www.virtualshareholdermeeting.com/AZPN2023 with no physical in-person meeting of the stockholders. Stockholders attending our virtual annual meeting will be able to vote and submit questions during the annual meeting.

Proposals That Require Your Vote		Board Recommendation
1.
To elect the nominees of the Board, Patrick M. Antkowiak, Thomas F. Bogan, Karen M. Golz, Ram R. Krishnan, Antonio J. Pietri, Arlen R. Shenkman, Jill D. Smith and Robert M. Whelan, Jr., to the Board of Directors to hold office until the 2024 annual meeting of stockholders;
“FOR” each director nominee
2.	To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for fiscal year 2024; and	“FOR”
3.	To approve, on an advisory basis, the compensation of our named executive officers as identified in the Proxy Statement for the annual meeting (so-called “say on pay” vote).	“FOR”

Each of the foregoing proposals is fully set forth in the Proxy Statement, which you are urged to read thoroughly. Stockholders also will be asked to consider any other business properly presented at the annual meeting.

Only stockholders of record at the close of business on October 18, 2023 are entitled to vote at the annual meeting. Subject to certain conditions in accordance with our bylaws, the annual meeting may be adjourned from time to time without notice. The Notice of Internet Availability of Proxy Materials was mailed on or about October 24, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 14, 2023 virtually via the internet at : www.virtualshareholdermeeting.com/AZPN2023

The Proxy Statement, form of proxy card and the 2023 Annual Report are available in the “Investor Relations” section of our website located at www.aspentech.com, as well as at www.proxyvote.com

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2023 Proxy Statement

Whether or not you expect to virtually attend the annual meeting, please complete, date, sign and return a proxy card (if one was provided), or vote over the telephone or the internet, as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. Even if you vote by proxy, you may still vote if you virtually attend the annual meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from the record holder.

By Order of the Board of Directors,

Mark Mouritsen Senior Vice President, Chief Legal Officer and Secretary Bedford, Massachusetts October 24, 2023

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2023 Proxy Statement

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2023 Proxy Statement

Our registered trademarks include AspenTech, aspenONE and Aspen Plus. For convenience, registered trademarks appear in this Proxy Statement without ® symbols, but that practice does not mean that we will not assert, to the fullest extent under applicable law, our rights to the trademarks. All other trademarks, trade names and service marks appearing in this Proxy Statement and not owned by us are the property of their respective owners.

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2023 Proxy Statement

2023 Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement.
This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders
Meeting Date	Meeting Place	Meeting Time	Record Date

December 14, 2023	The annual meeting will be held in a virtual format, at www.virtualshareholdermeeting.com/AZPN2023	9:00 a.m. Eastern time	October 18, 2023

Voting Matters
Proposals That Require Your Vote		Board Recommendation	Page
1.	To elect the nominees of the Board of Directors, Patrick M. Antkowiak, Thomas F. Bogan, Karen M. Golz, Ram R. Krishnan, Antonio J. Pietri, Arlen R. Shenkman, Jill D. Smith and Robert M. Whelan, Jr., to the Board of Directors to hold office until the 2024 annual meeting of stockholders;	“FOR” each director nominee	24
2.	To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for fiscal year 2024; and	“FOR”	36
3.	To approve, on an advisory basis, the compensation of our named executive officers as identified in the Proxy Statement for the annual meeting (so-called “say on pay” vote).	“FOR”	37

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2023 Proxy Statement

How to Vote Prior to the Annual Meeting
By mailing your proxy card	By telephone	By internet

Cast your ballot, sign your proxy card and send by free post

Mark, sign and date your proxy card (if one was provided) and return it in the postage-paid envelope. Your proxy card must arrive by December 13, 2023.

Dial toll-free 24/7
1-800-690-6903

Use a touch-tone telephone to transmit your voting instructions at any time up to 11:59 p.m. Eastern time on December 13, 2023. Follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card (if one was provided).

Visit 24/7
www.proxyvote.com

Use the internet to transmit your voting instructions at any time up to 11:59 p.m. Eastern time on December 13, 2023. Follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card (if one was provided).

Stockholders will be entitled to one vote at the annual meeting for each outstanding share of common stock, par value $0.0001 per share (“common stock”), they hold of record as of the record date. As of October 18, 2023, the record date, there were 63,749,655 shares of common stock outstanding.

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2023 Proxy Statement

Letter From Our Independent Chair

October 24, 2023
Dear Fellow Stockholder:
It is my pleasure to invite you to attend this year’s virtual annual meeting of stockholders to be held on December 14, 2023, at 9:00 a.m. Eastern time.

As Antonio noted in his letter, as the first full year following the Emerson transaction, fiscal 2023 was a critical year to set the foundation for our transformation in fiscal 2024 and beyond. The board is pleased with the progress AspenTech made towards integrating our market-leading assets and solutions and realizing the significant potential value of our strategic partnership with Emerson.

The board’s focus this past year has been centered on supporting management to effectively scale and build this foundation, as well as engaging on the longer-term strategy for this next phase of growth. The board also has invested with the goal on ensuring the highest level of corporate governance practices, including having the right committees in place to provide effective oversight.

Stockholder engagement continues to be a priority for the board, to ensure that we hear from all our stakeholders. Accordingly, we spoke directly with stockholders this year to seek feedback on compensation, Environmental, Social and Governance ("ESG") topics, and other areas. As a result, we have incorporated what we heard in the redesign of our executive compensation, to align long-term incentives more closely to company performance.

The board also expanded its oversight and engagement with management on AspenTech’s ESG strategies, with a particular focus on sustainability, diversity, equity and inclusion ("DEI"), and cybersecurity. Helping our customers realize their sustainability goals is a key differentiator for AspenTech. Management’s progress on and commitment to each of these key business drivers – including the addition of dedicated resources and leadership in each – is commendable.

Please review the attached Proxy Statement and our Annual Report for additional information about our performance over the past year. As we continue our journey to drive transformational growth, this is an exciting time for AspenTech. In partnership with Emerson, we will continue to advance our unique position to drive energy efficiencies and profitability for our customers across the asset intensive industries.

On behalf of the entire board, I would like to express my appreciation for the hard work of the AspenTech team, and to our customers and shareholders for your confidence in us. We look forward to shaping the future together.

Sincerely,
Jill D. Smith
Independent Board Chair

Jill D. Smith Chair of our Board, Retired President and Chief Executive Officer, Allied Minds plc, and former Chair, Chief Executive Officer and President of DigitalGlobe Inc.

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2023 Proxy Statement

Business Highlights

Our Mission
We are helping companies at the forefront of the world’s dual challenge meet the increasing demand for resources from a rapidly growing population with the expectation of a higher living standard in a profitable and sustainable manner.
Our Business
We are a global leader in industrial software focused on serving customers in asset-intensive industries. Our solutions address complex environments where it is critical to optimize across the full asset lifecycle, including asset design, operation, and maintenance, enabling customers to run their assets safer, greener, longer and faster. We combine engineering first principles, deep industry knowledge and advanced technologies to drive value creation.
Recent Developments
In 2022, our Board of Directors approved a change in our fiscal year end from September 30th to June 30th. Unless otherwise specified below, references to fiscal year 2023 therefore are to the twelve-month period ended June 30, 2023 (“fiscal 2023”). References to fiscal year 2022 are to the nine-month period ended June 30, 2022 (“fiscal 2022”). References to fiscal years 2021 and 2020 are to the twelve-month periods ended September 30, 2021 and September 30, 2020, respectively.

In fiscal 2023, we made progress on many of our key strategic priorities.  A key focus for us this past year has been the transformation of the Open Systems International, Inc. (“OSI”) and Geological Simulation Software (“SSE”) businesses and their successful integration with the business of AspenTech Corporation (formerly known as Aspen Technology, Inc. or "Heritage AspenTech"). As a result, we have created a larger, diversified and faster growing industrial software leader following our business combination transactions (the “Emerson Transactions”) with Heritage AspenTech and Emerson Electric Co. ("Emerson') as described in the Transaction Agreement and Plan of Merger, dated as of October 10, 2021, as amended (the “Transaction Agreement”).

OSI is focused on optimizing transmission and distribution systems for utility companies in the power industry, which places us in the middle of the global electrification imperative, including managing the complexity created from a broader set of renewables and other power sources. The utilities and power market is an opportunity for us to cross-sell our solutions into our industrial customer base. The SSE business allows us to provide an end-to-end solution for the oil and gas supply chain with an extension to the chemicals supply chain. There is also a long-term growth opportunity as companies continue to leverage subsurface technologies for carbon sequestration, geothermal and hydro energy, and mining of rare earth metals for applications, such as electric vehicle batteries.  We believe we are well positioned to help customers solve for the complexity of the dual challenge of meeting the increasing demand for resources from a rapidly growing population in a profitable and sustainable manner.

References to “AspenTech”, “we”, “us” or the “Company” refer to the combined business of Heritage AspenTech, the OSI business and the SSE business following the closing (the "Closing") of the Emerson Transactions on May 16, 2022. References to the “Board” and any committees thereof refer to our Board of Directors and its committees following the Closing. References to the “Heritage AspenTech Board” and any committees thereof refer to the board of directors of Heritage AspenTech and its committees prior to the Closing.

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2023 Proxy Statement

Fiscal 2023 Highlights
Business Results	Product Suite ACV Growth	Integration Progress

•Annual Contract Value was $884.9 million at the end of fiscal 2023, increasing by 11.8% year over year
•Revenue was $1.04 billion in fiscal 2023
•Net loss was $107.8 million in fiscal 2023
•Operating cash flow was $299.2 million in fiscal 2023
•Free cash flow was $292.3 million in fiscal 2023(1)

•Engineering contributed 3.9 points of growth

•Manufacturing and Supply Chain contributed 2.6 points of growth

•Asset Performance Management contributed 0.7 points of growth

•Subsurface Science & Engineering contributed 3.0 points of growth

•Digital Grid Management contributed 1.7 points of growth

•Tokenized SSE suite and aligned SSE contract structure with overall business
•Achieved separability between professional services and software licenses in OSI
•Building out OSI's 3rd-party implementation ecosystem
•Ahead of our expectations in converting OSI to a term contract model
•Combined our AIoT hub with inmation Software GmbH to form AspenTech Dataworks Industrial Data Management

(1)     Free cash flow is a non-GAAP financial measure. For a description and reconciliation of free cash flow to the most directly comparable financial measure prepared in accordance with GAAP, please see “Non-GAAP Business Metrics” beginning on page 40 in Part II, Item 7 to our annual report on Form 10-K for the fiscal year ended June 30, 2023 filed with the Securities and Exchange Commission ("SEC") on August 21, 2023.

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2023 Proxy Statement

Director Nominee Highlights

				Committee Memberships
Name	Age	Independent	Director Since*	Audit	Human Capital	Nominating and Corporate Governance	M&A	Other Public Company Boards
Patrick M. Antkowiak	63	☑	2022	•				0
Thomas F. Bogan	72	☑	2022		• (Chair)		•	2
Karen M. Golz	69	☑	2022 (2021)	• (Chair)				2
Ram R. Krishnan	52		2022		•	•	• (Chair)	0
Antonio J. Pietri	58		2022 (2013)					0
Arlen R. Shenkman	53	☑	2022	•			•	1
Jill D. Smith	65	☑	2022 (2021)			• (Chair)		2
Robert M. Whelan, Jr.	71	☑	2022 (2011)		•		•	0
* For the Heritage AspenTech directors who became members of our Board upon the Closing of the Emerson Transactions on
May 16, 2022, the start of their service as Heritage AspenTech directors is shown in parentheses.

Independence	Tenure*

*Prior tenure includes tenure as Heritage AspenTech directors.

Average Director Nominee Age	Attendance by Directors at Board Meetings in Fiscal 2023	Total Board and Committee Meetings in Fiscal 2023
63	95%	36

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2023 Proxy Statement

Stockholder Engagement

Stockholder Engagement

The Human Capital Committee considers the opinions of stockholders in making compensation decisions. The sections below describe our work in fiscal 2023 to engage with our stockholders following the voting results from our 2022 annual meeting of stockholders. We plan to maintain an ongoing dialogue with stockholders going forward to better understand their perspectives around executive compensation, governance, and other related matters, as well as best practices for Environmental, Social and Governance ("ESG") and Diversity, Equity and Inclusion ("DEI") issues.

2022 Proxy Voting Results and Fiscal 2023 Stockholder Outreach

At our 2022 annual meeting of stockholders, our "say on pay" proposal received support from 79% of our stockholders. Following this vote, in fiscal 2023, our Board worked with management to directly engage our largest stockholders and survey them for feedback regarding the "say on pay" vote and other matters. We subsequently reached out to 24 stockholders, representing approximately 78% of our common stock not held by Emerson, to engage with them and hear their views on executive compensation and other related areas. Following this outreach, we held direct conversations with seven stockholders, representing approximately 38% of our common stock not held by Emerson, from June to September 2023. The chair of our Human Capital Committee participated in all of these conversations and the Chair of our Board participated in all but one of these conversations. Both the chair of our Human Capital Committee and the Chair of our Board are independent directors.
Fiscal 2023 Stockholder Feedback

During our meetings with stockholders, we discussed a variety of topics, including the approach and philosophy of our Board and Human Capital Committee to executive compensation. The stockholders we spoke with were largely supportive of our choice of growth and profitability performance metrics as key indicators of our business performance. The feedback we received from our stockholders on our executive compensation program helped inform the change we have made to the program discussed below.

A common theme in these discussions was that our stockholders wanted to better understand the following two elements of our compensation program for our named executive officers:

•Our stockholders expressed a desire for us to incorporate performance-based stock units ("PSUs") into the design of our executive long-term incentive plan (“LTI”). In light of this feedback and additional research and analysis, including an engagement with our independent compensation consultant, William Towers Watson ("WTW"), the Human Capital Committee modified our executive compensation program by introducing PSUs in our fiscal 2024 LTI design as a replacement for stock options. Please see "Compensation Discussion and Analysis - Fiscal 2024 Compensation Actions" for additional details on this change.

•Our stockholders also inquired about the one-time equity award that Antonio Pietri, our President and Chief Executive Officer, received in June 2022 following the Closing of the Emerson Transactions. We explained that there were two drivers of the Board’s decision to grant this one-time equity award to Mr. Pietri. First, given the size of the Emerson Transactions and their transformative impact on our business, the Board wanted to ensure Mr. Pietri was properly incentivized to manage our business through the transition period following the Closing and to drive AspenTech toward its integration and synergy targets. Second, due to the timing of the Closing in May 2022, the Board decided to grant a special, one-time equity award following the Emerson Transactions in place of his fiscal 2023 annual equity award, which typically would have been granted during our normal September grant cycle. Mr. Pietri received his regular fiscal 2024 annual award during the normal grant cycle.

In addition, we discussed topics relating to ESG and DEI. Stockholders would like to see, in certain cases, more disclosure for different aspects of ESG and DEI and encouraged us to continue the journey to incorporate these areas into our corporate initiatives.

We highly value the feedback and perspectives of our stockholders. We remain committed to continuing an active dialogue with our stockholders in the future through our ongoing outreach efforts.

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2023 Proxy Statement

Environmental, Social and Governance Highlights and Oversight

The Board believes ESG initiatives benefit our many different stakeholders and drive long-term value creation. We focus our efforts where we can have the most positive impact on our stakeholders and are committed to effectively governing and managing ESG risks and opportunities that arise from our business strategy. Specifically, we maintain a minimal environmental footprint and our solutions aim to help customers in asset-intensive industries make significant strides in improving the environmental sustainability of their operations while maintaining profitability. We also recognize that the source of our innovation and expertise is our employees and that novel and impactful ideas result from people with varying backgrounds, experiences and perspectives working together, so building a diverse and inclusive workforce is a pillar of our culture. We understand the importance of cybersecurity and are continuously advancing and investing in this program through both advanced tools and continuous employee training. Finally, we are committed to strong governance principles, such as maintaining board diversity and upholding high standards of conduct for our directors, officers and employees. This past year we hired a Chief Product and Sustainability Officer, a Sustainability Director and a Chief Security Officer to help lead our corporate ESG efforts.

Environmental Highlights	Social Highlights
•Worked with an independent third-party consulting firm to measure our global greenhouse gas (GHG) emissions and released our 2019, 2020 and 2021 scope 1 & 2 GHG inventory.	•Hired a dedicated DEI leader to accelerate our global DEI efforts.
•Launched a new sustainability business group tasked to identify and implement sustainability pathways that will be most impactful in helping our customers accelerate progress towards their net-zero targets. We have developed over 100 sustainability models aligned with these pathways based on existing capabilities in our products.

•Developed DEI pillars and added a core value focused on DEI into our core values framework to help drive an inclusive culture that advocates for equal employment opportunities, regardless of race, gender, culture, physical ability, or sexual orientation.

•Joined the Energy Transitions Commission, a global coalition of leaders from across the energy landscape committed to achieving net-zero emissions.	•Held several events with employee resource groups during fiscal 2023, engaging our employees through education, innovation and collaboration.
•Continued participation as a member in the Alliance to End Plastic Waste.	•Partnered with Pride Connection to promote our brand within the LGBTQ+ and Latinx communities.

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2023 Proxy Statement

Corporate Governance Highlights
Our governance structure reflects our commitment to advancing the long-term interests of our stockholders, maintaining accountability, diversity, ethical conduct and alignment of interests between leadership and investors. Highlights of our governance profile include:

Elections:	Voting standard	Majority of Votes Cast
	Resignation policy	Yes
Chair:	Separate Chair of the Board and CEO	Yes
	Independent Chair of the Board	Yes
Meetings:	Number of Board meetings held in fiscal 2023	10
	Regular executive sessions of independent directors	Yes
	Number of committee meetings held in fiscal 2023	26
	Directors attending more than 75% of the meetings of the Board or committees on which they served that were held during the period in which they served in fiscal 2023	All
Director Status:	Stock ownership guidelines for executives and non-employee directors	Yes
	Code of Business Conduct and Ethics for directors, officers and employees	Yes
	Limits on the number of boards of directors of other public companies a director can join	Yes
Oversight:	ESG report	Annual
	Risk oversight by full Board and committees	Yes
	Senior executive succession planning	Yes
	Say on pay vote	Annual
	Committee authority to retain independent advisors	Yes

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2023 Proxy Statement

We are proud of these and our other environmental and social initiatives at our company. More information can be found in our 2022/2023 Aspen Technology ESG Report, which is included on our website. The information on our website, including the 2022/2023 Aspen Technology ESG Report, is not incorporated by reference into, and should not be considered a part of, this Proxy Statement.

ESG Oversight
Our Board has oversight responsibility for our overarching ESG matters, including establishing processes concerning material ESG issues and evaluating climate-related risks and opportunities. Specific ESG direction is evaluated through the committees of the Board. A summary of ESG oversight activities by our committees is included below. For a more comprehensive discussion of governance oversight, please see "Information Regarding the Board and Corporate Governance".

Audit Committee	Human Capital Committee	Nominating and Corporate Governance Committee
•Oversees our policies for risk assessment and management, including ESG-related risks.	•Periodically reviews our overall executive officer compensation principles and structure.	•Develops and recommends to the Board a set of corporate governance principles.
•Reviews and oversees the implementation of our policies and procedures related to cybersecurity risk assessment and management.	•Reviews and assesses risks arising from our employee compensation policies and practices.	•Develops and maintains a director succession plan for the Board.
	•Periodically reviews the levels of equity ownership of executive officers and non-employee directors.	•Oversees and reviews our policies and procedures related to ESG and oversees shareholder engagement and shareholder inquiries related to ESG matters.
	•Oversees our human capital management, including DEI initiatives.	•Reviews our annual ESG report.
	•Periodically reports to the Board on succession planning for the CEO and such other executive officers as the Board may request or the committee determines is appropriate.	•Considers factors relevant for director nominees, including our diversity objectives.

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2023 Proxy Statement

Executive Compensation Highlights

The Human Capital Committee believes that our executive compensation program is responsibly aligned with the best interests of our stockholders and is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies.

In fiscal 2023, we used a mix of compensation elements in our program, including:

•base salary;
•annual variable cash incentive bonuses;
•long-term equity incentives in the form of stock options and time-based restricted stock units (“RSUs”);
•severance and change in control benefits; and
•medical, dental and life insurance and other similar benefits.

What We Do	What We Don't Do
✓Maintain a clawback policy	✗No hedging or pledging of company securities
✓Maintain stock ownership guidelines for our executive officers and non-employee directors	✗No multi-year guarantees for salary increases or non-performance-based guaranteed bonuses or equity compensation
✓Utilize an independent compensation consultant	✗No excessive perquisites
✓Review compensation award design, principles and processes annually	✗No supplemental executive retirement plans
✗No tax gross-up payments for any change in control payments
✗No single-trigger benefits in connection with a change in control

Our executive compensation is heavily weighted toward at-risk, performance-based compensation designed to align the interests of our executives with those of our stockholders. In fiscal 2023, an average of approximately 89% of the compensation of our named executive officers (other than Mr. Pietri, our Chief Executive Officer) was at-risk compensation in the form of variable cash incentive bonuses and equity awards and 47% of Mr. Pietri’s compensation was at-risk compensation in the form of variable cash incentive bonuses. The reason for Mr. Pietri's lower composition of at-risk compensation in fiscal 2023 was due to the fact he only received cash compensation for fiscal 2023 and did not receive an annual equity grant in fiscal 2023 as a result of his one-time equity award granted in June 2022 following the Closing of the Emerson Transactions. However, we anticipate his composition of at-risk compensation in fiscal 2024 to return closer to historical levels as Mr. Pietri received his regular annual grant during the fiscal 2024 grant cycle.

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2023 Proxy Statement

Questions and Answers About These Proxy Materials and Voting

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. We have sent a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record as of the close of business on October 18, 2023. Instructions on how to access proxy materials over the internet or to request a printed copy of the proxy materials may be found in the Notice. In addition, you may request to receive future proxy materials in printed form by mail. Your election to receive future proxy materials by mail will remain in effect until you terminate such election and ask to receive future proxy materials electronically. We intend to mail the Notice on or about October 24, 2023 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, ten or more days after we mail the Notice.
How can I access the proxy materials over the internet?
You may view and also download our proxy materials for the annual meeting - which consist of the Notice, the Proxy Statement, the form of proxy card and our annual report - in the “Investor Relations” section of our website located at www.aspentech.com as well as at www.proxyvote.com.

Why is the 2023 annual meeting a virtual, online meeting?
To minimize travel and expenses and provide an opportunity for more of our stockholders to attend, the annual meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the internet. There will not be a physical meeting location. Our virtual meeting will be governed by our rules of conduct and procedures that will be posted in the "Investor Relations" section of our website located at www.aspentech.com in advance of the annual meeting.

We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting. In order to encourage stockholder participation and transparency, subject to our rules of conduct and procedures, we will:

•provide stockholders attending the annual meeting with the ability to submit appropriate questions relating to an agenda item on which stockholders are entitled to vote during the annual meeting through the annual meeting website when such item is being considered;
•provide management with the ability to answer as many questions submitted during the annual meeting in accordance with the meeting rules of conduct as possible in the time allotted for the annual meeting without discrimination;
•address technical and logistical issues related to accessing the virtual meeting platform;
•provide procedures for accessing technical support to assist in the event of any difficulties accessing the annual meeting; and
•conduct an informal online question and answer session, to the extent time permits.

How do I virtually attend the annual meeting?
The annual meeting will be a virtual meeting and no physical meeting of stockholders will be held. You are entitled to participate in the annual meeting only if you were a stockholder of record as of the close of business on October 18, 2023 or if you hold a valid proxy for the annual meeting. Please confirm with our service provider, Broadridge, whether advance registration is required for beneficial owners. The online meeting will begin promptly at 9:00 a.m. Eastern time on December 14, 2023. We encourage you to access the annual meeting prior to the start time leaving ample time for the check in. You will be able to attend the annual meeting online and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/AZPN2023. You also will be able to vote your shares online by attending the annual meeting by audio webcast. To participate in the annual meeting, you will need to review the information included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

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2023 Proxy Statement

How do I submit a question to the Board or management at the annual meeting?
If you wish to submit a question to be asked at the annual meeting, you may log into, and ask a question on, the virtual meeting platform at www.virtualshareholdermeeting.com/AZPN2023 using your login number. Once past the login screen, click “Ask a Question,” type in your question and click “Submit.”

We do not place restrictions on the type or form of questions asked during the formal portion of the annual meeting so long as they relate to the specific agenda items on which stockholders are entitled to vote and are asked during the period of time when the applicable matter is being considered; however, we reserve the right to edit or reject questions that are irrelevant to our business, repetitious of statements made by other persons, include derogatory references to individuals or that are otherwise in bad taste, are related to personal grievances or a matter of individual concern that is not a matter of interest to stockholders generally.

What if I have technical difficulties or trouble accessing the virtual annual meeting?
We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the number provided on the virtual meeting platform at www.virtualshareholdermeeting.com/AZPN2023.

Who can vote at the virtual annual meeting?
Only stockholders of record as of the close of business on October 18, 2023, the record date, will be entitled to vote at the annual meeting. On the record date, there were 63,749,655 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Stockholder of Record: Shares Registered in Your Name
If at the record date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the annual meeting or vote by proxy. Whether or not you plan to virtually attend the annual meeting, we urge you to fill out and return a proxy card (if one was provided) or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other Nominee
If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You also are invited to virtually attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are three matters scheduled for a vote:
•election of directors nominated by the Board;
•ratification of the appointment by the Audit Committee of the Board of KPMG as our independent registered public accounting firm for fiscal year 2024; and
•approval, on an advisory basis, of the compensation of our named executive officers as identified in this Proxy Statement.

What if another matter is properly brought before the annual meeting?
The Board does not know of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
For each of the proposals, you may vote either “FOR”, “AGAINST” or “ABSTAIN.”

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Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the annual meeting, vote by proxy using a proxy card (if one was provided), vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to virtually attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the annual meeting, even if you have already voted by proxy.

•At the virtual annual meeting. To vote at the virtual annual meeting, follow the instructions at www.virtualshareholdermeeting.com/AZPN2023. You will need to enter your login number found on the Notice or proxy card.
•Via the internet. To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number provided on the Notice. Your vote must be received by 11:59 p.m. Eastern time on December 13, 2023 to be counted.
•By mail. To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct. Your proxy card must arrive by December 13, 2023.
•By telephone. To vote over the telephone from a location in the United States, Canada or Puerto Rico, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern time on December 13, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of the Broker, Bank or other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a notice containing voting instructions from that organization rather than from us. To vote prior to the annual meeting, simply follow the voting instructions in the notice to ensure your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote at the virtual annual meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials or contact your broker, bank or other nominee to request a proxy form.

What is a proxy?
The term “proxy,” when used with respect to a stockholder, refers to either a person or persons legally authorized to act on the stockholder’s behalf or a format that allows the stockholder to vote without being present at the annual meeting.

Because it is important that as many stockholders as possible be represented at the annual meeting, the Board is asking that you review this Proxy Statement carefully and then vote by following the instructions set forth on the Notice. In voting prior to the annual meeting, you will deliver your proxy to the proxy holders, which means you will authorize the proxy holders to vote your shares at the virtual annual meeting in the way you instruct. The proxy holders consist of Antonio J. Pietri, Chantelle Breithaupt and Mark Mouritsen. All shares represented by valid proxies will be voted in accordance with a stockholder’s specific instructions.

How many votes do I have?
On each matter, you have one vote for each share of common stock you own as of the record date.

What if I return a proxy card or otherwise vote but do not make specific choices?
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the Board recommends on each proposal. The individuals named as proxy holders will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.

Who is paying for this proxy solicitation?
We are soliciting your proxy and will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged Alliance Advisors, LLC on an advisory basis and they may help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Alliance Advisors, LLC a fee of approximately $10,000 for their services, plus expenses.

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2023 Proxy Statement

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to our Secretary at our principal executive offices at: Aspen Technology, Inc., 20 Crosby Drive, Bedford, Massachusetts 01730.
•You may virtually attend the annual meeting and vote. Simply attending the annual meeting will not, by itself, revoke your proxy.
•Your most current proxy card or telephone or internet proxy is the one that is counted. If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

How are votes counted?
Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count:

•with respect to each director nominee in Proposal One, “FOR”, “AGAINST”, “ABSTAIN” and broker non-votes;
•with respect to Proposal Two, “FOR”, “AGAINST”, and "ABSTAIN" votes; and
•with respect to Proposal Three, “FOR”, “AGAINST”, “ABSTAIN” and broker non-votes.

The presence, in person or by proxy, of the holders of a majority of the voting power of all of the then-outstanding shares of our capital stock generally entitled to vote at the annual meeting shall constitute a quorum for the transaction of business. Abstentions are counted as present when determining a quorum but will not count as votes cast and will have no effect on any of the proposals presented to the stockholders herein. Broker non-votes are counted as present when determining a quorum but will not count as votes cast and as such will have no effect on the outcome of those proposals. Brokers are entitled to vote for the ratification of the appointment of auditors and therefore we expect broker non-votes will not exist as to Proposal Two.

What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

Which ballot measures are considered “routine” or “non-routine”?
The ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2024 (Proposal Two) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Two.

We expect the other proposals on the ballot will be considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, so unless the beneficial owner gives the broker or nominee specific instructions regarding the owner’s vote on each proposal, there may be broker non-votes on Proposals One and Three.

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How many votes are needed to approve the proposals?
•For Proposal One, which relates to the election of directors, each of the nominees who receives a majority of the votes cast with respect to that nominee’s election at the annual meeting if a quorum is present. Each of the nominees who receives more “FOR” votes than “AGAINST” votes will be elected. Each of the nominees who receives more “AGAINST” votes than “FOR” votes will submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee, which shall consider all relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. Votes to “ABSTAIN” and broker non-votes will have no effect on the outcome of the vote. Please refer to “Information Regarding the Board and Corporate Governance - Director Nomination Process” for more information on this policy.
•Proposal Two, which relates to the ratification of KPMG as our independent registered accounting firm for fiscal 2024, must receive “FOR” votes constituting a majority of the votes cast at the annual meeting at which a quorum is present. Votes to “ABSTAIN” will not count as votes cast and will have no effect on the outcome of this vote. Because Proposal Two is considered a “routine” matter, brokers are entitled to vote on Proposal Two and therefore we expect broker non-votes will not exist. This vote is not binding on us, but will be given due consideration by our Board and the Audit Committee.
•Proposal Three, which relates to the approval, on an advisory basis, of the compensation of our named executive officers, must receive “FOR” votes constituting a majority of the votes cast at the meeting at which a quorum is present. Abstentions will not count as votes cast and will have no effect on the vote. Because this proposal is considered “non-routine,” brokers will not have discretionary authority to vote shares on this proposal without direction from the beneficial owner, and broker non-votes will have no effect on the vote. This vote is not binding on us, but will be given due consideration by our Board and the Human Capital Committee.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the voting power of all of the then-outstanding shares of our capital stock generally entitled to vote at the annual meeting constitutes a quorum for the transaction of business. On the record date, there were 63,749,655 shares outstanding and entitled to vote. Thus, the holders of 31,874,828 shares must be present at the annual meeting virtually or represented by proxy at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the virtual annual meeting. Abstentions and broker non-votes count as present when determining a quorum.

The Board or the chair of the meeting may adjourn the meeting to another time or place (whether or not a quorum is present), and notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which such adjournment is made. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

When are stockholder proposals due for next year’s annual meeting?
If a stockholder wishes to have a proposal considered for inclusion in our Proxy Statement and proxy card in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for presentation at the 2024 annual meeting of stockholders (“2024 Annual Meeting”), the proposal must be received in writing by June 26, 2024 by our Secretary at our principal executive offices at 20 Crosby Drive, Bedford, Massachusetts 01730.

Additionally, if a stockholder wishes to propose a director nominee or item of business before the 2024 Annual Meeting, the stockholder must give timely written notice to our Secretary at the address noted above. To be timely, a stockholder’s notice must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 90 days after such anniversary date then to be timely we must receive such notice no earlier than 120 days prior to such annual meeting and no later than the later of 90 days prior to the date of the meeting or the 10th day following the day on which we first publicly announce the date of the meeting. For the 2024 Annual Meeting, notice must have been delivered no earlier than August 16, 2024 and no

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later than September 15, 2024. In addition to the timing requirements set forth above, our bylaws set forth the procedures a stockholder must follow in order to nominate a director for election or to present any other proposal at an annual meeting of our stockholders, other than proposals intended to be included in our sponsored proxy materials.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 15, 2024.

How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Form 8-K within four business days of the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K by that date, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days of the final results, amend the Current Report on Form 8-K to publish the final results.

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2023 Proxy Statement

Proposal One: Election of Directors

Our Board currently consists of eight members: Patrick M. Antkowiak, Thomas F. Bogan, Karen M. Golz, Ram R. Krishnan, Antonio J. Pietri, Arlen R. Shenkman, Jill D. Smith and Robert M. Whelan, Jr. Robert E. Beauchamp resigned from the Board effective September 2, 2023. As a result of Mr. Beauchamp’s departure, we have one vacancy on the Board. Proxies may not be voted for a greater number of persons than the nominees named. The Board has nominated each of the eight current Board members for election and has recommended that each be elected to the Board, each to hold office until the 2024 Annual Meeting and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

The Board knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Director Skills and Experience Matrix	C-Suite Leadership	Global Leadership	Technology	Information Technology/Cybersecurity	Commercial/Profit & Loss	Operational	Process Engineering/Manufacturing	Compensation	Compliance/Risk Management	Public Company Corporate Governance	M&A/Business Development	Capital Markets	Sustainability	Talent Management
PATRICK M. ANTKOWIAK President, CEM Technology Advisors, LLC and former Chief Strategy and Technology Officer and CVP, Northrop Grumman Corporation	•	•	•	•		•	•		•
THOMAS F. BOGAN Retired Vice Chairman, Workday, Inc. and former Executive Vice President of Workday’s Planning Business Unit	•	•	•	•	•	•		•	•	•	•	•		•
KAREN M. GOLZ Retired Partner and former Global Vice Chair, Japan, Ernst & Young LLP		•							•	•		•
RAM R. KRISHNAN Executive Vice President & Chief Operating Officer, Emerson Electric Co.	•	•	•	•	•	•	•	•	•	•	•	•	•	•
ANTONIO J. PIETRI President & Chief Executive Officer, Aspen Technology, Inc.	•	•	•	•	•	•	•	•	•	•	•	•	•	•
ARLEN R. SHENKMAN President and Chief Financial Officer, Boomi, Inc.	•	•	•	•	•	•			•	•	•	•		•
JILL D. SMITH Retired President and Chief Executive Officer, Allied Minds plc, and former Chair, Chief Executive Officer and President of DigitalGlobe Inc.	•	•	•	•	•	•		•	•	•	•	•		•
ROBERT M. WHELAN, JR. Founder of Whelan & Co.	•	•			•			•	•	•	•	•		•

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2023 Proxy Statement

Board Diversity Matrix (As of October 24, 2023)
Total Number of Directors	8
	Female	Male
Part I: Gender Identity	2	6
Part II: Demographic Background
South Asian		1
Hispanic or Latinx		1
White	2	4

Stockholders Agreement

As part of the Emerson Transactions, we, Emerson and its affiliate entered into a Stockholders Agreement, dated as of May 16, 2022 (the “Stockholders Agreement”). In connection with the Closing of the Emerson Transactions, Emerson initially designated Jill D. Smith, Ram R. Krishnan, Arlen R. Shenkman, Thomas F. Bogan and Patrick M. Antkowiak as nominees to the Board and Heritage AspenTech initially designated Robert E. Beauchamp, Karen M. Golz and Robert M. Whelan, Jr. as nominees to the Board. The Stockholders Agreement also provides that, until the Third Trigger Date, the then-current Chief Executive Officer of the Company, currently Antonio J. Pietri, must be included for nomination at any meeting at which directors are elected.

The Stockholders Agreement provides for additional nomination rights following the Closing of the Emerson Transactions. Pursuant to the Stockholders Agreement, among other things, (i) prior to the date that is forty-five days following such time as Emerson owns less than 20% of our outstanding common stock, subject to certain conditions (the “Third Trigger Date”), Emerson has the right to designate a number of director nominees equal to Emerson’s percentage ownership of our common stock outstanding multiplied by the total authorized number of directors currently of the Board, rounded up to the nearest whole person, which number will not be less than a majority of the Board (until the date that is forty-five days following such time as Emerson owns less than 40% of our outstanding common stock, subject to certain conditions (the “Second Trigger Date”)) and (ii) following the Third Trigger Date, Emerson has the right to designate one director nominee (each person designated by Emerson, an “Emerson Designee”). We are required, pursuant to the Stockholders Agreement, to cause each Emerson Designee to be included in the slate of nominees recommended by the Board for election and to use our best efforts to cause the election of each such Emerson Designee.

Pursuant to the Stockholders Agreement, in the event that any Emerson Designee who is a member of the Board (an “Emerson Director”), ceases to serve as a director for any reason, the vacancy resulting therefrom shall be filled by the Board with a substitute Emerson Designee. Under the terms of the Stockholders Agreement, based on Emerson's current ownership interest, Emerson has the right to nominate five Emerson Designees to our Board. Jill D. Smith, Ram R. Krishnan, Arlen R. Shenkman, Thomas F. Bogan and Patrick M. Antkowiak are the Emerson Designees.

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2023 Proxy Statement

Director Nominees

In order to ensure that the Board has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance, the Nominating and Corporate Governance Committee takes into consideration factors it deems appropriate which may include, judgment, skill, diversity, character, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Nominating and Corporate Governance Committee may consider candidates proposed by management but is not required to do so. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

The following is a brief biography of each nominee for director as of October 24, 2023 and includes information regarding the specific and particular experience, qualifications, attributes and skills of each nominee for director that led the Nominating and Corporate Governance Committee to believe that such nominee should continue to serve on the Board. For the Heritage AspenTech directors who became members of the Board upon the Closing of the Emerson Transactions on May 16, 2022, the start of their service as Heritage AspenTech directors is shown in parentheses.

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2023 Proxy Statement

Professional Experience

Mr. Antkowiak is currently president of CEM Technology Advisors, LLC, a strategy and technology consulting business. He spent over 38 years in increasingly senior roles at Northrop Grumman Corporation, including as the company’s Chief Technology Officer and Corporate Vice President from 2014 to 2018, and retired in 2019 as the company’s Chief Strategy and Technology Officer and Corporate Vice President, having led the company’s technology development strategy and execution, focusing the company on competitive differentiation in emerging technology areas across the space, airborne, maritime, ground and cyber domains. Mr. Antkowiak is currently a member of the Department of the Air Force Scientific Advisory Board. He also serves on the board of directors for the Advanced Robotics for Manufacturing (ARM) Institute and is a member of The Johns Hopkins University's Whiting School of Engineering Dean's advisory board. Mr. Antkowiak received his BSEE in electrical and computer engineering (ECE) from The Johns Hopkins University and his MSEE from the University of Maryland.

We believe Mr. Antkowiak’s expertise and experience in technology development and strategy are valuable to the Board.

Patrick M. Antkowiak
President, CEM Technology Advisors, LLC and former Chief Strategy and Technology Officer and CVP, Northrop Grumman Corporation

Independent
Director Since: 2022
Committees: Audit
Age: 63
Other Current Public Company Boards: None

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2023 Proxy Statement

Professional Experience

Mr. Bogan served as Vice Chairman at Workday, Inc. from 2020 to 2022, and previously served as Executive Vice President of Workday’s Planning Business Unit. Mr. Bogan joined Workday from Adaptive Insights, where he was Chief Executive Officer and a director from 2015 until its acquisition by Workday in 2018. In 2022, Mr. Bogan joined the board of directors of Workday, Inc. Since 2021, he also has served as a director of Catapult Group International Ltd. From 2007 until January 2019, he was a director of Apptio, Inc., including its Chair from 2012 to 2019. Mr. Bogan previously served as a director of Citrix Systems, Inc. from 2003 to 2016, including its Chair from 2004 to 2015, and was a director of PTC Inc. from 2011 to 2015; and of Rally Software Development Corp. from 2009 to 2015. He has also served as a director and executive officer of various other public and privately held companies, including Greylock Partners, Rational Software Corp., Avatar Technologies and Pacific Data. Mr. Bogan received a bachelor’s degree in accounting from Stonehill College.

We believe Mr. Bogan’s knowledge and experience in the software industry as a CEO, Board member and investor are valuable to the Board.

Thomas F. Bogan
Retired Vice Chairman, Workday, Inc. and former Executive Vice President of Workday's Planning Business Unit.

Independent
Director Since: 2022
Committees: Human Capital (Chair); M&A
Age: 72
Other Current Public Company Boards: Workday, Inc.; Catapult Group International Ltd.

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2023 Proxy Statement

Professional Experience

Ms. Golz is a retired partner of Ernst & Young (EY), where she held various senior leadership positions during her 40-year tenure, including, most recently, Global Vice Chair, Japan from 2016 to 2017. In addition to accounting, financial reporting and audit expertise, Ms. Golz brings considerable experience in international and regulatory matters. As Global Vice Chair of Professional Practice from 2010 to 2016, Ms. Golz oversaw accounting, auditing, regulatory, tools and methodologies and supported innovation within EY’s Global Assurance practice. Prior to that, Ms. Golz held the Americas and Global Vice-Chair of Professional Ethics/Independence. Ms. Golz is a board and audit committee member of Analog Devices, Inc., iRobot Corporation, and Osteon Holdings/Exactech, a privately held company. She is senior advisor to The Boston Consulting Group’s Audit and Risk Committee and is a National Association of Corporate Directors Board Leadership Fellow and sits on the Board of Trustees of the University of Illinois Foundation. She earned her Bachelor of Science degree in Accountancy, summa cum laude, from the University of Illinois, Urbana-Champaign and is a certified public accountant.

We believe that Ms. Golz's deep expertise in audit and financial reporting and corporate governance are valuable to the Board.

Karen M. Golz
Retired Partner and former
Global Vice Chair, Japan,
Ernst & Young LLP

Independent
Director Since: 2022 (2021)
Committees: Audit (Chair)
Age: 69
Other Current Public Company Boards: Analog Devices, Inc.; iRobot Corporation

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2023 Proxy Statement

Professional Experience

Mr. Krishnan has served as Executive Vice President and Chief Operating Officer of Emerson Electric Co. since 2021. Mr. Krishnan has extensive experience across Emerson’s Automation Solutions and Commercial & Residential Solutions businesses. He joined Emerson in 1994 as a project engineer and held a number of management roles of increasing responsibility. He was named President of Climate Technologies in Asia in 2011, serving in Hong Kong. He returned to the United States as Vice President of Profit Planning and Perfect Execution in 2015, a role he held until 2016, when he became Group President of Flow Solutions. He was named Chief Operating Officer of Final Control in 2017 and became the Group President of Final Control later that year following the successful $3.15 billion acquisition of Pentair’s valves and controls business. As Chief Operating Officer of Emerson, Mr. Krishnan oversees global supply chain operations, information technology, strategic planning and corporate development. Mr. Krishnan has a bachelor’s degree in metallurgical engineering from the Indian Institute of Technology, a master’s degree in materials engineering from Rensselaer Polytechnic Institute and a master’s degree in business administration from Xavier University.

We believe Mr. Krishnan’s operational, strategic, and mergers and acquisitions experience, as well as his knowledge of the industrial software market, are valuable to the Board.

Ram R. Krishnan
Executive Vice President & Chief Operating Officer, Emerson Electric Co.

Director Since: 2022
Committees: Human Capital; Nominating and Corporate Governance; M&A (Chair)
Age: 52
Other Current Public Company Boards: None

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Professional Experience

Mr. Pietri was named President and Chief Executive Officer of Heritage AspenTech in 2013 and has served as a director of Heritage AspenTech since 2013. He became our President and Chief Executive Officer and joined our Board in 2022 upon the Closing of the Emerson Transactions. Before accepting his appointment as President and Chief Executive Officer, he had served as Heritage AspenTech’s Executive Vice President, Field Operations since 2007. Mr. Pietri served as Heritage AspenTech’s Senior Vice President and Managing Director for the Asia-Pacific region from 2002 to 2007 and held various other positions with Heritage AspenTech since 1996. From 1992 to 1996, he was at Setpoint Systems, Inc., which Heritage AspenTech acquired, and before that he worked at ABB Simcon and AECTRA Refining and Marketing, Inc. He holds an M.B.A. from the University of Houston and a B.S. in Chemical Engineering from the University of Tulsa.

We believe Mr. Pietri's working relationships with our customers and employees, deep understanding of our products and operations and the industrial software market, and his unique perspective on our growth strategy and day-to-day operations are valuable to the Board.

Antonio J. Pietri President & Chief Executive Officer, Aspen Technology, Inc. Director Since: 2022 (2013) Committees: None Age: 58 Other Current Public Company Boards: None

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2023 Proxy Statement

Professional Experience

Mr. Shenkman is the President and Chief Financial Officer of Boomi, Inc. where he is responsible for driving business transformation and financial growth. Prior to that, Mr. Shenkman served as Executive Vice President and Chief Financial Officer of Citrix Systems Inc. from 2019 to 2022. Prior to joining Citrix, Mr. Shenkman served as Executive Vice President and Global Head of Business Development and Ecosystems of SAP from 2017 to 2019, where he was responsible for driving business development by building new ecosystems, fostering strategic partnerships, incubating new business models, and overseeing investments and mergers and acquisitions. Prior to that role, from 2015 to 2017, Mr. Shenkman served as Chief Financial Officer of SAP North America, SAP’s largest business unit, responsible for all finance functions in North America, including forecasting and planning, identifying efficiencies, and ensuring the region’s overall financial health. Mr. Shenkman previously served as SAP’s Global Head of Corporate Development from 2012 to 2015 and was a principal architect of SAP’s rapid transformation into a cloud company. Mr. Shenkman is the Chair of the Operating Committee and member of the audit committee and board of directors of Commvault Systems Inc. He has a J.D. from the University of Miami School of Law, an M.B.A. from the Fox School of Business at Temple University, and a bachelor’s degree in political science from George Washington University.

We believe Mr. Shenkman’s operational experience in the software industry, and his expertise in audit, financial reporting and mergers and acquisitions are valuable to the Board.

Arlen R. Shenkman President & Chief Financial Officer, Boomi, Inc. Independent Director Since: 2022 Committees: Audit; M&A Age: 53 Other Current Public Company Boards: Commvault Systems Inc.

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2023 Proxy Statement

Professional Experience

Ms. Smith brings more than 20 years of significant international business leadership experience, most recently serving as President and Chief Executive Officer and director of Allied Minds plc from March 2017 to June 2019. Previously, she served as Chair, Chief Executive Officer, and President of DigitalGlobe Inc. Ms. Smith has also served as President and Chief Executive Officer of eDial and President and Chief Executive Officer of SRDS. Ms. Smith began her career as a Consultant at Bain & Company, where she rose to Partner, before taking leadership roles with Sara Lee in France, and becoming Executive Vice President and President and Chief Operating Officer of Micron Electronics. Ms. Smith currently serves on the board of directors for R1 RCM Inc. and MDA Ltd. Ms. Smith previously served as a director of Circor International from 2020-2023, Gemalto NV from 2016 to 2018, Endo International plc from 2012 to 2018, and Hexagon AB from 2013 to 2017. Ms. Smith holds a M.Sc. in Management from MIT Sloan School of Management.

We believe Ms. Smith's leadership experiences as a CEO, her understanding of the technology industry and her extensive experience as a Board member are valuable to the Board.

Jill D. Smith
Retired President and Chief Executive Officer, Allied Minds plc, and former Chair, Chief Executive Officer and President of DigitalGlobe Inc.

Independent
Director Since: 2022 (2021)
Committees: Nominating and Corporate Governance (Chair)
Age: 65
Other Current Public Company Boards: R1 RCM Inc.; MDA Ltd.

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2023 Proxy Statement

Professional Experience

Mr. Whelan served as the Chair of the Heritage AspenTech Board from 2013 to 2021. Mr. Whelan has an extensive background as an advisor to, investor in, and board member of, emerging growth companies in the U.S. and Canada. From 1976 until 2001, Mr. Whelan worked in the investment banking industry. In 1999, his company, Volpe Brown Whelan & Company, an investment banking, brokerage and asset management firm, was acquired by Prudential Securities, for which Mr. Whelan served as Vice Chair of the global technology investment banking division until 2001. Mr. Whelan then formed Whelan & Co., a consulting firm which advises CEOs, boards and investors of emerging growth companies on financing and strategic matters. Mr. Whelan served as a director for iAnthus Capital Holdings Inc. from 2019 to 2022, Annovis Bio, Inc. from 2016 to 2021, and ARIAD Pharmaceuticals, Inc. from 2010 to 2014, as well as other privately held companies. Mr. Whelan holds a B.A. in History from Dartmouth College and an M.B.A. from Stanford University Graduate School of Business with a concentration in Finance and Accounting.

We believe that Mr. Whelan’s investment banking expertise and his experience as an advisor, board member and investor in emerging growth companies are valuable to the Board.

Robert M. Whelan, Jr. Founder of Whelan & Co. Independent Director Since: 2022 (2011) Committees: Human Capital; M&A Age: 71 Other Current Public Company Boards: None

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2023 Proxy Statement

Required Vote

Nominees for director to the Board are elected if the nominee receives a majority of the votes cast with respect to that nominee’s election at the annual meeting if a quorum is present. Stockholders entitled to vote may vote “FOR”, “AGAINST” or “ABSTAIN.” Each of the nominees who receives more “FOR” votes than “AGAINST” votes will be elected. Each of the nominees who receives more “AGAINST” votes than “FOR” votes will submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee, which shall consider all relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. Votes to “ABSTAIN” and broker non-votes will have no effect on the outcome of the vote. Proxies may not be voted for a greater number of persons than the nominees named.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING:

•Patrick M. Antkowiak
•Thomas F. Bogan
•Karen M. Golz
•Ram R. Krishnan
•Antonio J. Pietri
•Arlen R. Shenkman
•Jill D. Smith
•Robert M. Whelan, Jr.

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2023 Proxy Statement

Proposal Two: Ratification of Appointment of Independent
Registered Public Accounting Firm

The Audit Committee of the Board has appointed KPMG LLP as our independent registered public accounting firm for fiscal 2024 and has further directed that management submit the appointment of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has served as our auditor since 2021. Prior to the Emerson Transactions, KPMG LLP was the independent registered public accounting firm for Heritage AspenTech since March 2008. Representatives of KPMG LLP are expected to be present at the virtual annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firms at any time during the year if it determines that such a change would be in our best interests and that of our stockholders.

Required Vote

Proposal Two must receive “FOR” votes constituting a majority of the votes cast at the annual meeting at which a quorum is present. Stockholders entitled to vote may vote “FOR”, “AGAINST” or “ABSTAIN.” Votes to “ABSTAIN” will not count as votes cast and will have no effect on the outcome of this vote. Because Proposal Two is considered a “routine” matter, brokers are entitled to vote on Proposal Two and we don’t expect broker non-votes to exist. This vote is not binding on us, but will be given due consideration by the Board and Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

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2023 Proxy Statement

Proposal Three: Advisory Vote on Executive Compensation

In accordance with SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. We are required to provide an advisory vote on executive compensation pursuant to Section 14A of the Exchange Act. This Proposal Three, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We have adopted a policy of soliciting a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year and the next “say-on-pay vote” will occur at our 2024 Annual Meeting.

The compensation of our named executive officers is disclosed in the section entitled “Executive Compensation” below, including the tabular and narrative disclosures set forth in such section under the headings “Summary Compensation Table” and “Compensation Discussion and Analysis.” As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead our company successfully in a competitive environment.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve the compensation of the “named executive officers” of Aspen Technology, Inc., as disclosed in the section entitled “Executive Compensation” in the Proxy Statement for the Aspen Technology, Inc. 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Required Vote

The affirmative vote of the holders of a majority of votes cast at the meeting at which a quorum is present will be required to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. Abstentions will not count as votes cast and will have no effect on the vote. Because this proposal is considered “non-routine,” brokers will not have discretionary authority to vote shares on this proposal without direction from the beneficial owner, and broker non-votes will have no effect on the vote.

Because the vote is advisory, it will not be binding on us or the Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Human Capital Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

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2023 Proxy Statement

Executive Officers of the Registrant

You should refer to “Proposal One: Election of Directors” in this Proxy Statement for information about our President and Chief Executive Officer, Antonio J. Pietri. Biographical information for our other executive officers as of October 24, 2023 follows:

Chantelle Breithaupt has served as our Senior Vice President and Chief Financial Officer since the Closing of the Emerson Transactions and in such role for Heritage AspenTech since March 2021. In the previous seven years, Ms. Breithaupt held multiple leadership positions with Cisco Systems Inc., most recently as Senior Vice President, Finance driving the Cisco financial transformation to a recurring revenue business model. In addition, she was the Chief Financial Officer responsible for delivering compliant growth for the $13 billion Cisco Customer Experience divisional business. Previous roles at Cisco include Vice-President, Finance Americas where Ms. Breithaupt led the $25 billion Americas division, partnering with the SVP, Americas Sales. Before Cisco, Ms. Breithaupt worked with General Electric where she held progressive, executive global finance roles. She drove finance and business performance by building winning teams, establishing strong partnerships, processes, and accountability. Through her 15 years with General Electric, Ms. Breithaupt completed three executive finance leadership programs, worked ten years in Europe and specialized in both Services and Operations/Supply Chain finance. She is Lean/6-Sigma Black Belt trained, and a champion for diversity leadership development. Ms. Breithaupt holds an Honors Business Administration degree from Wilfrid Laurier University (Canada) and is on the Dean’s Advisory Council for the Lazardis School of Business & Economics, WLU. Ms. Breithaupt is 51 years old.

Manish Chawla has served as our Senior Vice President, Chief Customer Officer, focused on all aspects of customer success, including professional services, customer support and partners, since May 1, 2023. Previously, he was our Executive Vice President and Chief Revenue Officer since May 2022 and in such roles for Heritage AspenTech since April 2022, where he was responsible for leading all of our revenue-generating functions and leadership of our operations team. From April 2008 to April 2022, Mr. Chawla held multiple leadership positions at IBM, most recently as the Global General Manager of the Industrial Sector and he led IBM’s efforts around energy transition, sustainability and Industry 4.0. Other previous roles at IBM include Global General Manager of Energy, Resources and Manufacturing Industries, Global General Manager of the Resources and Manufacturing Industries and Vice President and Industrial Sector Leader of Asia Pacific. Prior to working at IBM, Mr. Chawla worked as a consultant at BearingPoint, Inc. and Accenture. Mr. Chawla holds a computer engineering degree from the Delhi College of Engineering and an MBA from the Indian Institute of Management. Mr. Chawla is 50 years old.

Mark Mouritsen joined as our Senior Vice President, Chief Legal Officer and Secretary in 2023. In this role, Mr. Mouritsen is responsible for overseeing our legal functions across the world. Prior to joining AspenTech, Mr. Mouritsen served in a leadership capacity in various roles on the legal team at Dell Technologies Inc. from 2011 to 2023. In his most recent role at Dell, Mr. Mouritsen served as Senior Vice President, Legal, where he led the legal team supporting the company’s global manufacturing, procurement, logistics, trade compliance and supply chain resiliency activities. Prior to that role, Mr. Mouritsen led Dell’s legal team in Asia Pacific, Japan and China. Mr. Mouritsen’s experience spans a wide range of legal matters, including mergers and acquisitions, capital markets and corporate governance. He received both his B.A. and J.D. degrees with honors from the University of Texas and is admitted to the bar in Texas. Mr. Mouritsen is 55 years old.

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2023 Proxy Statement

Compensation Discussion and Analysis

We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is helpful to understand our executive compensation policies and decisions as they relate to the compensation for fiscal 2023 of our named executive officers. Our named executive officers for fiscal 2023 consist of the following persons:

•Antonio Pietri, President and Chief Executive Officer;
•Chantelle Breithaupt, Senior Vice President, Chief Financial Officer and Treasurer (1);
•Manish Chawla, Senior Vice President and Chief Customer Officer;
•Mark Mouritsen, Senior Vice President, Chief Legal Officer and Secretary; and
•Frederic Hammond, Former Senior Vice President, General Counsel and Secretary

(1) On October 13, 2023, Ms. Breithaupt submitted her resignation, effective December 31, 2023.

Our objectives and the philosophy of our executive compensation program are described below.

Executive Summary

The Human Capital Committee believes that our executive compensation program is responsibly aligned with the best interests of our stockholders and is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies. Our program correlates to long-term stockholder value by encouraging our named executive officers to work for our long-term prosperity and reflects a pay-for-performance philosophy and we believe does not encourage our employees to assume unnecessary or excessive risks. We use executive compensation to drive continued improvement in corporate operating and financial performance, and to reward our executives for contributing to that performance. At the same time, our program also seeks to retain talent that we believe is critical to our ongoing success in the highly competitive technology and software industry.

While the Human Capital Committee does not have a formal policy for determining the allocation between cash and non-cash compensation, or short-term and long-term compensation, our executive compensation is heavily weighted toward at-risk, performance-based compensation designed to align the interests of our executives with those of our stockholders. The actual economic value of our named executive officers’ equity awards will depend directly on the performance of our stock price over the period during which the awards vest and, with respect to stock options, could be as little as zero if our stock price were less than the exercise price of such stock options. In fiscal 2023, an average of approximately 89% of the compensation of our named executive officers (other than Mr. Pietri, our Chief Executive Officer) was at-risk compensation in the form of variable cash incentive bonuses and equity awards and 47% of Mr. Pietri’s compensation was at-risk compensation in the form of variable cash incentive bonuses. The reason for Mr. Pietri's lower composition of at-risk compensation in fiscal 2023 was due to the fact he only received cash compensation for fiscal 2023 and did not receive an annual equity grant in fiscal 2023 as a result of his one-time equity award granted in June 2022 following the Closing of the Emerson Transactions. However, we anticipate his composition of at-risk compensation in fiscal 2024 to return closer to historical levels as Mr. Pietri received his regular annual grant during the fiscal 2024 grant cycle.

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2023 Proxy Statement

What We Do	What We Don't Do
✓Maintain a clawback policy	✗No hedging or pledging of company securities
✓Maintain stock ownership guidelines for our executive officers and non-employee directors	✗No multi-year guarantees for salary increases or non-performance-based guaranteed bonuses or equity compensation
✓Utilize an independent compensation consultant	✗No excessive perquisites
✓Review compensation award design, principles and processes annually	✗No supplemental executive retirement plans
✗No tax gross-up payments for any change in control payments
✗No single-trigger benefits in connection with a change in control

Stockholder Engagement and Say-On-Pay Vote

The Human Capital Committee considers the results of any "say on pay" vote, and considered the outcome of the "say on pay" vote at the 2022 annual meeting of stockholders, in the context of our overall compensation philosophy, policies and decisions, and in the context of our desire to consider seriously the concerns of our stockholders. Please see "Business Highlights - Stockholder Engagement" for additional details.

Objectives and Philosophy of Our Executive Compensation Program

Our compensation philosophy for our executive officers is based on a desire to ensure sustained financial and operating performance, and to reward and retain talent that we believe is critical to our ongoing success. We believe that the compensation of our executive officers should align their interests with those of our stockholders and focus behavior on the achievement of both near-term corporate targets as well as long-term business objectives.

The primary objectives of our executive compensation program are as follows:

•attract and retain talented and experienced executives in the highly competitive technology and software industries;
•reward and retain executives whose knowledge, skills and performance are critical to our continued success, and simultaneously align their interests with those of our stockholders by motivating them to increase stockholder value;
•balance retention compensation with pay-for-performance compensation by ensuring that a significant portion of total compensation is determined by financial operating results and the creation of stockholder value; and
•motivate our executives to manage our business to meet short-term and long-term objectives and reward them appropriately for meeting or exceeding them.

Components of Our Executive Compensation Program

To achieve these objectives, in fiscal 2023 we used a mix of compensation elements, including:

•base salary;
•annual variable cash incentive bonuses;
•long-term equity incentives in the form of stock options and time-based RSUs;
•severance and change in control benefits; and
•medical, dental and life insurance and other similar benefits.

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2023 Proxy Statement

In determining the amount and form of these compensation elements, we consider a number of factors, including the following:

•compensation levels paid by companies in our peer group, with a particular focus on target levels for total compensation based on total compensation targets of similarly-situated officers employed by our peer companies, as we believe this approach helps us to hire and retain the best possible talent while at the same time maintaining a reasonable and responsible cost structure;
•corporate performance, particularly as reflected in the achievement of key corporate strategic, financial and operational goals, such as growth and penetration of customer base and financial and operational performance, as we believe this encourages our named executive officers to focus on achieving our business objectives;
•the need to motivate executives to address particular business challenges unique to a particular year;
•broader economic conditions, in order to ensure that our pay strategies are effective yet responsible, particularly in the face of any unanticipated consequences of the broader economy on our business; and
•individual negotiations with named executive officers with different experience levels, particularly in connection with their initial compensation package, as these executives may be leaving meaningful compensation opportunities at prior employers or may be declining significant compensation opportunities at other potential employers in order to work for us, as well as negotiations upon their departures, as we recognize the benefit to our stockholders of seamless transitions.

Determining Executive Compensation

Role of the Human Capital Committee

The Human Capital Committee oversees our compensation and employee benefit plans and practices. As part of this responsibility, the Human Capital Committee reviews and approves executive officer compensation, including: salary, bonus and incentive compensation levels; deferred compensation; executive officer perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits; and other forms of executive officer compensation (in cash or otherwise). The Human Capital Committee reviews and approves corporate goals and objectives relevant to the compensation of the executive officers and evaluates each executive officer’s performance in light of such goals and objectives for purposes of reviewing and approving the compensation of such executive officer. The Human Capital Committee also reports to the Board on at least an annual basis regarding the Chief Executive Officer’s compensation.

For fiscal 2023, the Human Capital Committee made all determinations with respect to compensation matters for our named executive officers other than our Chief Executive Officer. In May 2022, at the first meeting of our Board following the Closing of the Emerson Transactions, the Board, in lieu of the Human Capital Committee which had not met yet, made all determinations with respect to compensation matters for our Chief Executive Officer for fiscal 2023.

As part of its deliberations for fiscal 2023 compensation, the Human Capital Committee, and the Board, as applicable, considered current compensation levels, industry and peer company benchmark data, recommendations from our human resources department, input from our accounting and finance and legal departments, and the recommendations of our Chief Executive Officer with respect to the other executives. The Human Capital Committee, and the Board, as applicable, also reviewed materials and advice provided by its independent compensation consultant, WTW, in the Committee’s deliberations on the amount, form and other aspects of executive compensation. The Human Capital Committee reviews annually the independence of WTW pursuant to the SEC rules and concluded for fiscal 2023 that no conflict of interest existed that would affect such firm’s independence.

Role of Management

For named executive officers other than our Chief Executive Officer, the Human Capital Committee solicits and considers the performance evaluations and compensation recommendations submitted to the Human Capital Committee by the Chief Executive Officer. Antonio J. Pietri, our Chief Executive Officer and a member of the Board, participated in the meetings of the Human Capital Committee relating to the amount of the fiscal 2023 compensation arrangements for each of the named executive officers, other than for himself.

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2023 Proxy Statement

Our human resources, accounting and finance, and legal departments work with our Chief Executive Officer to design and develop compensation programs that are applicable to the named executive officers and other executive officers and that the Chief Executive Officer recommends to the Human Capital Committee. These departments also work with the Chief
Executive Officer to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group data summaries, to prepare other Human Capital Committee briefing materials, and ultimately to implement the decisions of the Board and the Human Capital Committee.

Compensation Benchmarking

In accordance with the executive compensation philosophy described above, the Human Capital Committee reviewed relevant market and industry practices on executive compensation to balance the need to compete for talent with the need to maintain a reasonable and responsible cost structure, as well as with the goal of aligning the interests of the named executive officers with those of stockholders. In making compensation decisions for fiscal 2023, the Human Capital Committee, in consultation with WTW, reviewed publicly available information on practices and programs and compensation levels of members of a peer group selected by the Human Capital Committee. The composition of the peer group is reviewed and updated by the Human Capital Committee annually, based in part on the recommendations of WTW, as well as the recommendations of the Chief Executive Officer.

In general, in fiscal 2023, the Human Capital Committee, and the Board, as applicable, set base salary and total compensation at or near the median of the peer group. In addition to peer group analysis, the Human Capital Committee also considered a number of factors, such as economic conditions and individual specific factors, and reviewed global industry survey data to confirm the reasonableness of the mix of proposed compensation levels. Our Human Capital Committee believes this general approach will help us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure.

Peer Group for Fiscal 2023 Compensation Decisions

The Human Capital Committee, in consultation with WTW, reviews publicly available information on practices and programs and compensation levels of members of our selected peer group. In fiscal 2023, a review was conducted of the current financial data for our peer companies to confirm continued appropriateness for use in compensation planning. As part of that review, Nuance Communications, Inc. Xperi Holding Corporation and Zendesk, Inc. were removed from our peer group because these companies were no longer publicly traded due to circumstances, such as acquisitions. In addition, using preexisting screening criteria, the Human Capital Committee evaluated and identified potential replacement companies for our peer group in order to maintain stability of that group and provide more robust data for ongoing assessments. In consultation with WTW, the Human Capital Committee added Bentley Systems, Inc., Dynatrace, Inc., Manhattan Associates, Inc. and UiPath Inc. for fiscal 2023 resulting in the following peer group for fiscal 2023:

ACI Worldwide, Inc.
ANSYS, Inc.
Bentley Systems, Inc.
DocuSign, Inc.
Dynatrace, Inc.
Envestnet, Inc.
Fair Isaac Corporation
Manhattan Associates, Inc.
PTC, Inc.
RingCentral, Inc.
Teradata Corporation
Trade Desk, Inc.
UiPath Inc.
Verint Systems, Inc.

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2023 Proxy Statement

Reasons for Providing and Manner of Structuring the Key Compensation Elements

Base Salary

In June 2022, the Human Capital Committee established base salaries for fiscal 2023 of our named executive officers other than our Chief Executive Officer. The Board established the base salary of our Chief Executive Officer for fiscal 2023 in May 2022. In determining fiscal 2023 base salaries, the Human Capital Committee, and the Board, as applicable, considered data from our peer group. The base salaries thus established are set forth in the table below.

Named Executive Officer(1)	Fiscal 2022 Base Salary ($)	Fiscal 2023 Base Salary ($)(2)	Percentage Increase (%)
Antonio J. Pietri	600,000	750,000	25%
Chantelle Breithaupt	425,000	450,000	5.9%
Manish Chawla	400,000	400,000	-%
Mark Mouritsen	-	385,000	N/A
Frederic G. Hammond	375,000	375,000	-%

(1) Mr. Hammond retired effective February 6, 2023. Mr. Mouritsen commenced his employment with us on February 6, 2023.

(2) When determining fiscal 2023 base salaries, the Human Capital Committee, and the Board, as applicable, considered peer group data in accordance with the Human Capital Committee’s general philosophy to target base salary levels at or near the median of our peer group. The Human Capital Committee, and the Board, as applicable, also considered other relevant data, such as experience, tenure and performance. We recognize the importance of base salary as an element of compensation that helps to attract and retain executives. We provide base salary as a fixed source of compensation for executives, allowing them a degree of certainty as a significant portion of their total compensation is "at risk" and dependent upon the achievement of financial goals.
FY23 Executive Bonus Plan

On July 27, 2022, we approved the Executive Bonus Plan for fiscal 2023 (the "FY23 Executive Bonus Plan"), for each of our executive officers and certain other members of senior management. The purpose of the FY23 Executive Bonus Plan is to motivate and reward performance for the achievement of certain objectives for fiscal 2023, as outlined below. Payments under the FY23 Executive Bonus Plan were based upon the achievement of certain corporate performance metrics established by the Human Capital Committee and the achievement of certain synergies associated with the Emerson Transactions. The annual targets under the FY23 Executive Bonus Plan for each of the named executive officers for fiscal 2023 are as follows:

Named Executive Officer	Fiscal 2023 Annual Target Cash Payment ($)
Antonio J. Pietri	900,000
Chantelle Breithaupt	375,000
Manish Chawla	280,000
Mark Mouritsen (1)	325,000
Frederic G. Hammond	325,000

(1) Mr. Mouritsen's fiscal 2023 annual target cash payment amount is based on him being employed for the entirety of fiscal 2023; however, Mr. Mouritsen commenced his employment with us on February 6, 2023 and his bonus for fiscal 2023 was pro-rated accordingly.

Fiscal 2023 Performance Goals

For fiscal 2023, we selected objectives for the FY23 Executive Bonus Plan consisting of target amounts for growth in annual contract value ("ACV"), free cash flow, annual contract value synergies associated with the Emerson Transactions and annual cost synergies associated with the Emerson Transactions. These metrics were determined to be important to increasing the value of our common stock, therefore aligning the financial interests of executives with those of our stockholders. For fiscal 2023, the target amounts for each metric were set as follows:

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2023 Proxy Statement

•Growth in ACV ("GACV") target of $108.8 million;
•Free cash flow target of $355.0 million;
•Annual contract value synergies associated with the Emerson Transactions of $25.6 million; and
•Annual cost synergies associated with the Emerson Transactions of $26.0 million.

ACV is an estimate of the annual value of our portfolio of term license and software maintenance and support ("SMS") contracts, the annual value of SMS agreements purchased with perpetual licenses, and the annual value of standalone SMS agreements purchased with certain legacy term license agreements, which have become an immaterial part of our business. Comparing ACV for different dates can provide insight into the growth and retention rates of our recurring software business because ACV represents the estimated annual billings associated with our recurring license and maintenance agreements at any point in time. Management uses the GACV business metric to evaluate the growth and performance of our business as well as for planning and forecasting purposes. We believe that GACV is a useful business metric to investors as it provides insight into the growth component of our software business and is consistent with our pay-for-performance philosophy that is designed to align with the best interest of our stockholders.

For purposes of our FY23 Executive Bonus Plan, free cash flow is calculated as net cash provided by operating activities adjusted for the net impact of (a) purchases of property, equipment and leasehold improvements, (b) payments for capitalized computer software development costs and (c) acquisition and integration planning related payments. This calculation of free cash flow is different from the calculation of free cash flow we use for purposes of our SEC public reporting, which such calculation no longer excludes acquisition and integration planning related payments. However, the calculation is consistent with how we historically have calculated free cash flow for purposes of determining executive compensation. The Human Capital Committee and the Board believe that free cash flow is a useful measure to investors because it permits them to view AspenTech’s performance using tools that AspenTech management uses to gauge progress in achieving goals and as an indication of cash flow that may be available to fund future investments. The Human Capital Committee and the Board also believe that this measure is useful to investors because it is an indication of cash flow that may be available for various capital uses, such as to repay borrowings under our credit facilities or to fund acquisitions or share repurchase programs, and it is a basis for comparing our performance with that of our competitors.

The actual results for both the GACV metric and the free cash flow metric are adjusted to exclude the operational impact of any mergers and acquisitions occurring during fiscal 2023 on our business results.

The metric for annual contract value synergies associated with the Emerson Transactions was an important component of our FY23 Executive Bonus Plan. The impact of each synergy program was monitored at the contract level throughout the year. Results were measured based on the ACV contributions of contracts associated with specific corporate initiatives identified during our annual planning process. The Human Capital Committee and the Board consider the performance of these initiatives to be a significant aspect of accountability, reflecting how well we executed on the opportunities identified during the due diligence process preceding the Emerson Transactions.

The metric for annual cost synergies associated with the Emerson Transactions consisted of function-specific cost savings opportunities that were identified during the diligence process preceding the Emerson Transactions relative to standalone expense plans of the respective individual businesses. Results were measured based on expense outcomes of specific cost centers, accounts and vendors during fiscal 2023 as compared to baseline fiscal 2023 expense plans communicated by our Heritage AspenTech, OSI and SSE businesses. We believe that our performance against cost synergy plans play a key role in achieving our target short-term and long-term profitability objectives.

The GACV metric was weighted at 50%, the free cash flow metric was weighted at 35%, the annual contract value synergies was weighted at 10% and the annual cost synergies was weighted at 5% for purposes of determining each eligible executive’s bonus. In order for a bonus to be payable for achievement of any metric, we must achieve at least 70% of that metric. Achievement of above-target performance did not increase the bonus amount, i.e., the maximum bonus award was 100% of the target. We believe this was an appropriate and effective way to link incentive compensation to corporate performance. Our FY23 Executive Bonus Plan did not contain individual performance metrics. Instead, each eligible executive’s bonus was based solely on achievement of the corporate performance metrics, which is consistent with our philosophy to link executive compensation to corporate performance. In addition, the Chief Executive Officer (in the case of his direct reports) and the Human Capital Committee (in the case of the Chief Executive Officer) might reduce any award otherwise payable under the FY23 Executive Bonus Plan by up to ten percent in his or its discretion.

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2023 Proxy Statement

In fiscal 2023, performance against the metrics was evaluated at mid-year and at year-end. A mid-year payment based on performance against mid-year targets for GACV and free cash flow, not to exceed 25% of the annual bonus target, was made to executives. If an executive’s employment terminated prior to the end of the performance period, eligibility for any payment would be subject to the retention agreement then in effect between us and the executive, as further outlined below. If mid-year payments were made and we underachieved the metrics for the full year, each executive would be required to refund the amount by which the executive’s mid-year payment exceeded the total amount the executive was entitled to receive for the year. In addition to awards based on the performance metrics established under the FY23 Executive Bonus Plan, the Human Capital Committee might make a discretionary award to the executive in such amount as the Human Capital Committee determines to be appropriate and in our best interests. No discretionary award under our FY23 Executive Bonus Plan was made to any named executive officer.

The Human Capital Committee confirmed achievement of the performance metrics following the end of fiscal 2023, with GACV of $90.3 million, free cash flow of $303.6 million, annual contract value synergies associated with the Emerson Transactions of $17.6 million and annual cost synergies associated with the Emerson Transactions of $25.7 million.

Bonuses for achievement of these metrics were paid as shown in the following table:

Named Executive Officer	Fiscal 2023 Annual Target Cash Payment ($)	Total Bonus Earned for Fiscal 2023 ($)
Antonio J. Pietri	900,000	642,150
Chantelle Breithaupt	375,000	267,563
Manish Chawla	280,000	199,780
Mark Mouritsen(1)	325,000	92,120
Frederic G. Hammond (2)	325,000	81,250

(1)     Mr. Mouritsen's fiscal 2023 annual target cash payment amount is based on him being employed for the entirety of fiscal 2023; however, Mr. Mouritsen commenced his employment with us on February 6, 2023 and his bonus for fiscal 2023 was pro-rated accordingly.
(2) Mr. Hammond retired effective February 6, 2023. As a result, his total bonus earned for fiscal 2023 represents only the mid-year payment he earned for the first half of fiscal 2023.

Equity Awards

The Human Capital Committee approved the annual program grant awards for fiscal 2023 in August 2022. In considering such awards, the Human Capital Committee reviewed peer group data in line with the Human Capital Committee’s general approach to target equity compensation at or near the median. The Human Capital Committee also considered each individual’s performance and level of contribution when determining the value of fiscal 2023 equity awards. The Human Capital Committee determined that the value of the annual equity award for our executive officer, including our named executive officers (other than Mr. Mouritsen) for fiscal 2023 would be allocated 65% to RSUs and 35% to stock options (which represented a change from 75% and 25%, respectively, which had previously applied in Heritage AspenTech to executive officers other than our Chief Executive Officer). Mr. Mouritsen received two new hire equity grants in fiscal 2023 in the following forms: (1) 65% RSUs and 35% options and (2) 100% RSUs. Mr. Pietri was not granted an annual program grant in fiscal 2023 as he received a special, one-time equity award in June 2022 following the Closing of the Emerson Transactions. The awards issued to our fiscal 2023 named executive officers are as follows:

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Named Executive Officer	Type of Equity Award	Value of Equity Award ($)
Antonio J. Pietri(1)	Stock Options	--
	Restricted Stock Units	--
Chantelle Breithaupt	Stock Options	1,050,000
	Restricted Stock Units	1,950,000
Manish Chawla	Stock Options	875,000
	Restricted Stock Units	1,625,000
Mark Mouritsen(2)	Stock Options	612,500
	Restricted Stock Units	1,987,500
Frederic G. Hammond	Stock Options	525,000
	Restricted Stock Units	1,225,000

(1)     Mr. Pietri received a one-time equity award in June 2022 following the Closing of the Emerson Transactions. Mr. Pietri did not receive an additional annual equity grant in fiscal 2023.
(2)     Mr. Mouritsen commenced his employment with us on February 6, 2023. Mr. Mouritsen received stock option to purchase 9,247 shares of our common stock and 9,902 RSUs in February 2023.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Our named executive officers are not entitled to benefits under these plans that are not otherwise available to all employees.

Fiscal 2024 Compensation Actions

As part of the Human Capital Committee’s commitment to aligning executive compensation with long-term stockholder value and in response to feedback we received from our fiscal 2023 stockholder outreach, the Human Capital Committee engaged its independent outside compensation consultant, WTW, to evaluate the design of our executive LTI. This review identified an opportunity to enhance the alignment of the LTI design with our corporate strategy, stockholder interests and our pay-for-performance philosophy. The Human Capital Committee approved the removal of stock options as a form of long-term equity incentive and the introduction of PSUs as a replacement beginning in fiscal 2024. At the same time, RSUs, which will comprise a smaller proportion of our LTI in fiscal 2024, will continue to ensure linkage to the stock price performance of our common stock and promote executive retention over a multi-year time-based vesting period.

This switch to PSUs is intended to better align the interests of our executives with our long-term success and sustainable growth, while also providing a clear and performance-driven framework for executive compensation. Replacing stock options with PSUs, establishes a direct connection between executive incentives and the achievement of strategic and financial goals, thereby reinforcing the alignment of executives with stockholder interests. The PSUs will be tied to pre-determined performance metrics and goals that are closely aligned with our long-term objectives to ensure that executives are rewarded based on their ability to drive sustainable growth and deliver value to our stockholder.

Based on recommendations we received from WTW to better align our LTI design with current market practices, our fiscal 2024 LTI design for executive officers consisted of 50% of RSUs and 50% of PSUs. This represents an increase in at-risk, performance-based compensation for our executives from fiscal 2023 when our LTI design consisted of 65% of RSUs and 35% of stock options.

Stock Ownership Guidelines

We maintain stock ownership guidelines requiring each of our named executive officers to own our stock (including long shares as well as the net value of vested, unexercised stock options) with a value related to each individual’s annual salary. Under these guidelines, our Chief Executive Officer is required to own stock with a value equal to at least three times his annual base salary, and each of our other named executive officers is required to hold stock with a value of at least one

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times the officer’s annual base salary. New named executive officers have five years from the date that they become named executive officers to reach the applicable ownership threshold. As of the record date, all of our named executive officers are in compliance with our stock ownership guidelines. We also maintain stock ownership guidelines for our non-employee directors, which are described below in “Director Compensation-Director Stock Ownership Guidelines.”

Clawback Policy

We maintain a compensation recovery, or clawback, policy. In the event we are required to prepare an accounting restatement of our financial results as a result of a material noncompliance by us with any financial reporting requirement under federal securities laws, subject to very limited exceptions for instances in which recovery would be impracticable, we will recover from any current or former executive officers who received incentive compensation (whether in the form of cash or equity) from us during the three-year period preceding the date on which we were required to prepare the accounting restatement, any excess incentive compensation awarded as a result of the misstatement. This policy applies to all incentive-based compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure, including measures determined and presented in accordance with GAAP, measures that are derived wholly or in part from those measures, our stock price and our total shareholder return. This policy is administered by the Human Capital Committee.

Potential Severance and Change in Control Benefits

We are currently party to executive retention agreements with each of Messrs. Pietri, Chawla and Mouritsen. Mr. Pietri’s agreement was entered into with Heritage AspenTech and assumed by us in connection with the Emerson Transactions; the agreements with Messrs. Chawla and Mouritsen were entered into by us following the Emerson Transactions. Each of these agreements, as well as the provisions of the applicable equity plans and equity award agreements, may provide severance or change in control benefits to our named executive officers in the event of the termination of the applicable executive’s employment under specified circumstances, including certain termination following a change in control.

In addition, we also entered into a letter agreement (the "Transition Agreement") with Mr. Hammond related to his retirement which became effective on February 6, 2023. The Transition Agreement provides for severance benefits to Mr. Hammond in the event of a termination of his employment under specific circumstances. We have provided more detailed information about these potential benefits, along with estimates of value under various circumstances, in the table below under “Employment and Change in Control Agreements.”

We believe that these executive retention agreements and the applicable provisions of the equity plans and award agreements assist in our efforts to maintain a competitive position in terms of attracting and retaining key executives. We also believe that these agreements support decision-making by our named executive officers that is in the best interests of our stockholders, thus enabling our executives to focus on company priorities.

Change in control benefits under the executive retention agreements are structured as “double trigger” benefits. In other words, the occurrence of a change in control, standing alone, does not in and of itself trigger the payment of benefits; rather, benefits are paid only if the employment of the executive is also terminated during a specified period after the change in control (which was triggered by the Emerson Transactions for Mr. Pietri but not for Messrs. Chawla and Mouritsen, as their agreements were entered into following the Closing of the Emerson Transactions) and under the circumstances described below under “Employment and Change in Control Agreements.” We believe this “double trigger” approach also aligns with best practices and the practices of our peers.

Tax and Accounting Considerations

The accounting and tax treatment of particular forms of compensation do not materially affect our compensation decisions. However, we evaluate the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to compensation policies where appropriate. Section 162(m) of the Internal Revenue Code of 1986, or the "Code", generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” Prior to the passage of the 2017 Tax Cuts and Jobs Act, performance-
based compensation paid to our “covered employees” could be structured to be excluded from this $1 million deduction limit. As a result of changes in the tax law, this previously available exclusion for performance-based compensation is

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generally no longer available after 2018. The Human Capital Committee considers tax deductibility as one of many factors in determining executive compensation and retains discretion to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by us.

Risk Analysis of Compensation Policies and Programs

The Human Capital Committee has reviewed the compensation policies generally applicable to our employees and believes that these policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our company. The design of the compensation policies and programs encourages employees to remain focused on both our short- and long-term goals. For example, while the cash bonus plan measures performance on an annual basis, the equity awards vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation, thus limiting the potential for excessive risk-taking. In addition, we believe our stock ownership guidelines for our directors and named executive officers may mitigate against excessive and unnecessary risk-taking by requiring directors and named executive officers to hold a significant position in our stock during their period of service to the company.

Conclusion

Through the compensation arrangements described above, a significant portion of each executive’s compensation is contingent on our company-wide performance. Therefore, the realization of benefits by the executive is closely aligned with our achievements and increases in stockholder value. We remain committed to this philosophy of paying for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation in any particular time period. The Human Capital Committee gives careful consideration to our executive compensation program, including each element of compensation for each executive. The Human Capital Committee believes the executive compensation program is reasonable relative to the peer group. The Human Capital Committee also believes that the compensation program gives each executive appropriate incentives, based on the executive’s responsibilities, achievements and ability to contribute to our performance. Finally, the Human Capital Committee believes that our compensation structure and practices encourage management to work for real innovation, business improvements and outstanding stockholder returns, without taking unnecessary or excessive risks.

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Executive Compensation

Summary Compensation Table for Fiscal 2023

As required by SEC rules, the following table contains information regarding compensation earned during fiscal 2023, 2022 transition period (October 1, 2021 through June 30, 2022) and the last two fiscal years ended September 30, 2021 and September 30, 2020 by our named executive officers, who consist of Antonio J. Pietri, our President and Chief Executive Officer; Chantelle Breithaupt, our Senior Vice President and Chief Financial Officer; Manish Chawla, our Senior Vice President and Chief Customer Officer; Mark Mouritsen, our Senior Vice President and Chief Legal Officer and Frederic G. Hammond, our former Senior Vice President, General Counsel and Secretary. Compensation paid prior to the Closing of the Emerson Transactions was paid by Heritage AspenTech.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)(1)	Non-Equity Incentive Plan Compensation($)(2)	All Other Compensation($)(3)	Total($)
Antonio J. Pietri President and Chief Executive Officer	2023	750,000	--	--	--	642,150	10,167	1,402,317
	2022	468,750	--	7,800,162	6,065,925	600,000	7,175	14,942,012
	2021	600,000	--	4,649,941	2,839,705	320,000	9,273	8,418,919
	2020	600,000	--	--	--	713,920	8,211	1,322,131
Chantelle Breithaupt (4) Senior Vice President and Chief Financial Officer	2023	450,000		1,916,671	1,229,791	267,563	136,326	4,000,351
	2022	318,750	--	637,545	--	225,000	7,509	1,188,804
	2021	223,670	--	1,527,637	980,373	33,205	6,120	2,771,005
Manish Chawla (5) Senior Vice President and Chief Customer Officer	2023	400,000	--	1,597,190	1,024,826	199,780	14,484	3,236,280
	2022	83,333	--	1,500,148	628,950	--	1,026	2,213,457
Mark Mouritsen (6) Senior Vice President and Chief Legal Officer	2023	152,163	--	1,987,628	753,908	92,120	3,986	2,989,806
Frederic G. Hammond (7) Former Senior Vice President, General Counsel and Secretary	2023	282,692	--	1,208,614	614,896	81,250	719,232	2,906,683
	2022	281,250	--	562,400	--	213,750	7,654	1,065,054
	2021	371,635	--	899,997	347,717	107,100	8,351	1,734,800
	2020	347,800	--	--	--	238,940	8,530	595,270

(1)    Amounts shown represent aggregate grant date fair value computed in accordance with ASC Topic 718, with respect to restricted stock units, or RSUs, and stock options granted to the named executive officers. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the fair market value of our common stock at the time of grant based on the market closing price of our stock on the trading day prior to the grant date. For a description of the assumptions relating to our valuations of the RSUs and stock options, see note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2023, filed with the SEC on August 21, 2023 which identifies assumptions made in the valuation of option awards.
(2)    Prior to the Closing of the Emerson Transactions, amounts shown consist of awards based on performance under Heritage AspenTech’s 2022 Executive Bonus Plan and equivalent predecessor plans for each respective fiscal year. For Mr. Mouritsen, his fiscal 2023 annual cash bonus was pro-rated for his February 6, 2023 employment commencement date.

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(3) Amounts shown include matching contributions under our 401(k) deferred savings retirement plan and the annual dollar value associated with life and death and disability insurance premiums. For Ms. Breithaupt, this amount also includes $129,572 related to reimbursement for her relocation to our corporate headquarter offices. For Mr. Hammond, this amount also includes the payments and benefits Mr. Hammond received in connection with his retirement equal to (i) $375,000 (for his base salary for a twelve month period), (ii) $325,000 (his target bonus for fiscal 2023), and (iii) $10,989 (COBRA coverage).

(4)    Ms. Breithaupt commenced her employment with us as our Senior Vice President and Chief Financial Officer, effective March 22, 2021. Accordingly, her salary amount in fiscal 2021 reflects the prorated amount of her salary from such date.
(5)    Mr. Chawla commenced his employment with us as our Executive Vice President and Chief Revenue Officer, effective April 18, 2022. Accordingly, his salary amount in fiscal 2022 reflects the prorated amount of his salary from such date. Mr. Chawla was not eligible to receive a bonus under the 2022 Executive Bonus Plan.
(6) Mr. Mouritsen commenced his employment with us as our Senior Vice President and Chief Legal Officer, effective February 6, 2023. Accordingly, his salary amount in fiscal 2023 reflects the prorated amount of his salary from such date. Mr. Mouritsen was eligible to receive a prorated bonus under the 2023 Executive Bonus Plan.
(7) Mr. Hammond retired effective February 6, 2023. As a result, his bonus under the FY23 Executive Bonus Plan represents only the mid-year payment he earned for the first half of fiscal year 2023.

Grants of Plan-Based Awards for Fiscal 2023
The following table shows all plan-based awards granted to our named executive officers during fiscal 2023. The equity awards granted in fiscal 2023 identified in the table below are also reported in the table entitled “Outstanding Equity Awards at Fiscal Year-End.” For additional information regarding the non-equity incentive plan awards, please refer to “Compensation Discussion and Analysis- Reasons for Providing and Manner of Structuring the Key Compensation Elements.”

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Stock Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Antonio J. Pietri	N/A	450,000	900,000	900,000

Chantelle Breithaupt	N/A	187,500	375,000	375,000
	9/1/2022				9,101			1,916,671
	9/1/2022					15,108	210.60	1,229,791
Manish Chawla	N/A	140,000	280,000	280,000
	9/1/2022				7,584			1,597,190
	9/1/2022					12,590	210.60	1,024,826
Mark Mouritsen	2/6/2023	162,500	325,000	325,000
	2/6/2023				9,902			1,987,628
	2/6/2023					9,247	200.73	753,908
Frederic G. Hammond	N/A	162,500	325,000	325,000
	9/1/2022				4,551			958,441
	9/1/2022					7,554	210.60	614,896
	11/22/2022				1,083			250,173

(1)    Consists of performance-based cash incentive bonus awards under the FY23 Executive Bonus Plan. Actual amounts of awards are set forth in the summary compensation table above to the extent they have been determined and paid as of the date of filing of this Proxy Statement.

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(2) Represents restricted stock units granted under the 2022 Omnibus Incentive Plan. For additional information regarding vesting of these awards, see “Compensation Discussion and Analysis-Reasons for Providing and Manner of Structuring the Key Compensation Elements-Equity Compensation.”
(3)    Represents stock options granted under the 2022 Omnibus Incentive Plan. For additional information regarding vesting of these awards, see “Compensation Discussion and Analysis-Reasons for Providing and Manner of Structuring the Key Compensation Elements-Equity Compensation.”
(4)    Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to RSUs and stock options granted to the named executive officers. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the fair market value of our common stock at the time of grant based on the market closing price of our stock on the trading day prior to the grant date. For a description of the assumptions relating to our valuations of the RSUs and stock options, see note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2023, filed with the SEC on August 21, 2023.
Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information as to unexercised options and stock awards held at the end of fiscal 2023 by the named executive officers:

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Share)(1)	Option Expiration Date (2)	Number of Shares or Units that have not Vested (#)	Market Value of shares or Units of stock that have not vested ($)(3)
Antonio J. Pietri	12,834	0 (4)	$49.81	8/2/2025	0 (4)	0
	34,324	0 (5)	$51.03	8/31/2026	0 (5)	0
	26,074	0 (6)	$70.99	8/31/2027	0 (6)	0
	42,137	0 (7)	$129.48	9/3/2028	0 (7)	0
	39,209	0 (8)	$149.50	9/2/2029	0 (8)	0
	44,225	20,106 (9)	$146.48	12/27/2030	9,923 (9)	1,663,194
	29,474	29,482 (11)	$145.35	8/31/2031	15,880 (11)	2,661,647
	23,393	51,458 (14)	$193.49	5/31/2032	27,713 (14)	4,644,976
Chantelle Breithaupt	10,646	8,293 (10)	$167.03	3/21/2031	4,005 (10)	671,278
	9,749	9,764 (11)	$145.35	8/31/2031	5,259 (11)	881,461
					3,010 (12)	504,506
	3,776	11,332 (15)	$210.60	8/31/2032	6,828 (15)	1,144,441

Manish Chawla	2,370	7,115 (13)	$181.77	4/17/2032	8,253 (13)	1,383,285
	3,146	9,444 (15)	$210.60	8/31/2032	5,688 (15)	953,366
Mark Mouritsen	578	8,669 (16)	$200.73	2/5/2033	5,312(16)	890,344

Frederic G. Hammond	1,218	0 (8)	$149.50	4/3/2024	—	—
	7,876	0 (9)	$146.48	4/3/2024	—	—
	5,511	0 (11)	$145.35	4/3/2024	—	—
	1,416	0 (15)	$210.60	4/3/2024	—	—

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(1)    Each option has an exercise price equal to the fair market value of our common stock (or, in the case of awards granted by Heritage AspenTech, the fair market value of Heritage AspenTech common stock) at the time of grant based on the market closing price of our stock on the trading day prior to the grant date. Awards and exercise prices outstanding prior to the Closing of the Emerson Transactions were adjusted in connection with the Emerson Transactions and the reported numbers are on an as-adjusted basis.
(2) The expiration date of each option occurs ten years after the grant of such option.

(3)    The closing price of our common stock on the Nasdaq Global Select Market on June 30, 2023 was $167.61.
(4)    These options and stock awards were granted by Heritage AspenTech on August 3, 2015. The shares underlying these options and stock awards vested in 16 equal quarterly installments, commencing on September 30, 2015 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(5)    These options and stock awards were granted by Heritage AspenTech on September 1, 2016. The shares underlying these options and stock awards vested in 16 equal quarterly installments, commencing on September 30, 2016 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(6) These options and stock awards were granted by Heritage AspenTech on September 1, 2017. The shares underlying these options and stock awards vested in 16 equal quarterly installments, commencing on September 30, 2017 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(7)    These options and stock awards were granted by Heritage AspenTech on September 4, 2018. The shares underlying these options and stock awards vested in 16 equal quarterly installments, commencing on September 29, 2018 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(8)    These options and stock awards were granted by Heritage AspenTech on September 3, 2019. The shares underlying these options and stock awards vested in 16 equal quarterly installments, commencing on September 30, 2019 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(9)    These options and stock awards were granted by Heritage AspenTech on December 28, 2020. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on December 31, 2020 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(10)    These options and stock awards were granted by Heritage AspenTech on March 22, 2021. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on June 30, 2021 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(11)    These options and stock awards were granted by Heritage AspenTech on September 1, 2021. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 30, 2021 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(12)    This stock award was granted by Heritage AspenTech on October 10, 2021. The shares underlying this stock award vests as to 25% upon the Closing of the Emerson Transactions and the remaining 75% will vest on the first day of the 18 month following the Closing of the Emerson Transactions.
(13)    These options and stock awards were granted by Heritage AspenTech on April 18, 2022. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 30, 2022 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(14)    These options and stock awards were granted by us on June 1, 2022. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on June 30, 2022 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(15)    These options and stock awards were granted by us on September 1, 2022. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 30, 2022 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(16)    These options and stock awards were granted by us on February 6, 2023. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on June 30, 2023 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

Option Exercises and Stock Vested in 2023

The following table details options that were exercised by our named executive officers during fiscal 2023 and shares of common stock that vested during fiscal 2023 under RSUs held by those named executive officers:

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Option Exercises and Stock Vested in Fiscal 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Antonio J. Pietri	130,613	22,763,509	33,728	6,936,163
Chantelle Breithaupt	--	--	7,183	1,477,155
Manish Chawla	--	--	3,956	813,551
Mark Mouritsen	--	--	4,590	908,709
Frederic G. Hammond	14,143	1,126,939	14,530	3,284,223

(1)    With respect to shares acquired upon vesting of RSUs, each named executive officer elected to have shares withheld to pay associated income taxes. The number of shares reported represents the gross number prior to withholding of such shares. The net shares received upon vesting are as follows: Antonio J. Pietri, 19,298; Chantelle Breithaupt, 4,469; Manish Chawla, 2,585; Mark Mouritsen, 3,416; and Frederic G. Hammond, 12,319.
Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of the end of fiscal 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($/Share)	Number of securities remaining available for future issuance under equity compensation plans (#)(2)
Equity compensation plans approved by security holders	1,005,735	144.17	4,128,596
Equity compensation plans not approved by security holders	--	--	--
Total	1,005,735	144.17	4,128,596

(1)    Includes (i) 365,111 outstanding stock options from the Heritage AspenTech 2010 Equity Incentive Plan and 373,001 outstanding stock options from the Heritage AspenTech 2016 Equity Incentive Plan, which were assumed in connection with the Emerson Transactions and (ii) 267,623 outstanding stock options from our 2022 Omnibus Incentive Plan.
(2)    Includes 3,974, 422 shares available for issuance under our 2022 Omnibus Incentive Plan and 154,174 shares available for issuance under our 2022 Employee Stock Purchase Plan.
CEO Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring the annual disclosure of the ratio of our median employee’s total annual compensation to the total annual compensation of our CEO, Antonio Pietri. For fiscal 2023, our CEO pay ratio was determined to be as follows:

•The annual total compensation of our median employee was $84,791.
•Our CEO’s total annual compensation, as reported in the Summary Compensation Table in this Proxy Statement, was approximately 17 times that of our median employee.
•Our fiscal 2023 CEO pay ratio is significantly lower than our previously reported CEO pay ratio of 206 times that of our median employee in fiscal 2022 due to the fact Mr. Pietri did not receive an annual equity grant in fiscal 2023 as a result of his one-time equity award in June 2022 following the Closing of the Emerson Transactions.

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To determine the median of the annual total compensation of our employees, we applied the following methodology and assumptions:

•We selected the last day of our fiscal year, June 30, 2023, to establish the employee population.
•As of June 30, 2023, we had 3,967 active employees of which 1,873 were in the United States.
•We used annual base salary, bonuses and sales commissions paid in fiscal 2023, and the grant date fair value of stock awards granted in fiscal 2023 to identify the median employee.
•Foreign exchange rates were translated to their respective U.S. dollar equivalent based on rates available as of the last business day of fiscal 2023, which was June 30, 2023.
•No other adjustments were made.

We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Other companies may use methodologies, exclusions, estimates and assumptions in calculating their pay ratios that are different from ours.

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Employment and Change in Control Agreements

We are currently party to executive retention agreements with each of Messrs. Pietri, Chawla and Mouritsen.

Pursuant to the terms of these agreements, if the executive’s employment is terminated without cause or the executive resigns for good reason (as such terms are defined in each executive retention agreement) within a designated period of time following a change in control (which, for Mr. Pietri only, occurred upon the Closing of the Emerson Transactions and for Messrs. Chawla and Mouritsen, a new change in control would have to occur to trigger protection under their respective agreements), then the executive will be entitled to receive the following, subject to his execution and non-revocation of a release of claims:

•the executive’s base salary and any accrued vacation pay through the date of termination, in each case to the extent not already paid, payable in one lump sum;
•an amount equal to the sum of (i) the executive’s annual base salary then in effect (or, for Mr. Pietri 1.5 times his annual base salary then in effect) and (ii) the higher of the executive’s target bonus for (a) the then-prior fiscal year and (b) the then-current fiscal year, payable in one lump sum;
•an amount equal to 12 times (or, for Mr. Pietri, 18 times) the excess of (a) the monthly premium payable by former employees for continued coverage under COBRA for the same level of coverage, including dependents, provided to the executive under our group health benefit plans in which the executive participates immediately prior to termination over (b) the monthly premium paid by active employees for the same coverage immediately prior to termination, payable in one lump sum;
•an amount equal to the cost to the executive of providing life, disability and accident insurance benefits, for a period of 12 months (or, for Mr. Pietri, a period of 18 months) payable in a lump sum;
•to the extent not already paid, any other amounts due to the executive under any other plan, program, policy or agreement, payable in one lump sum;
•full vesting of (a) all stock options then held by the executive, which options may be exercised by the executive for a period of 12 months (or, for Mr. Pietri, 18 months) following the date of termination (subject to the original expiration date of such options), and (b) all RSUs then held by the executive, provided that vesting for awards that are subject to performance conditions will be based on assumed performance at the greater of (i) target level and (ii) the level of performance achieved immediately prior to termination, as determined by the Board; and
•outplacement services through one or more firms of the executive’s choosing, up to an aggregate amount of $45,000, which services will extend until the earlier of (a) 12 months (or, for Mr. Pietri, 18 months) following the date of termination, and (b) the date the executive secures full-time employment.

Each agreement provides that in the event the total payments or distributions received by the executive relating to termination of employment are subject to excise tax imposed by Section 4999 of the Code, the payments or distributions will be reduced, but only to the extent such reduction will result in the executive retaining a larger amount, on an after-tax basis, than if the executive had received all of the payments or distributions in full.

As noted above, the Closing of the Emerson Transactions constituted a change in control for purposes of Mr. Pietri's executive retention agreement. Accordingly, unless otherwise extended, renewed or replaced, his agreement will expire upon the 24-month anniversary of the Closing of the Emerson Transactions, or May 16, 2024.

Each of Messrs. Chawla and Mouritsen is entitled to certain severance benefits under their respective executive retention agreements in the event of a qualifying termination of employment that is not in connection with a change in control; these benefits generally consist of 12 month’s salary continuation, a pro-rata target bonus for the year of termination and the payments in respect of COBRA and other insurance coverage described above.

In addition, on August 9, 2022, we entered into the Transition Agreement with Mr. Hammond, relating to his retirement, which originally was supposed to become effective on January 6, 2023 (the “Retirement Date”). Under the Transition Agreement, if Mr. Hammond remained employed through the Retirement Date or if his employment was terminated other than for cause prior to the Retirement Date: (1) all of his then-unvested equity grants made prior to September 1, 2022

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would fully vest; and (2) he would receive the other payments and benefits provided under his existing executive retention agreement upon a change in control-related termination, which consisted of an amount equal to the sum (i) $375,000 (for his base salary for a twelve month period), (ii) $325,000 (his target bonus for fiscal 2023), and (iii) $10,989 (COBRA coverage). Also, because his Retirement Date was extended from the original January 6, 2023 date to February 6, 2023, Mr. Hammond received a grant of RSUs with a grant date value of $250,000, which became fully vested on the extended Retirement Date. Such accelerated equity vesting and other severance benefits were subject to the execution by Mr. Hammond of the release of claims in favor of us as provided in our executive retention agreement with Mr. Hammond.

Potential Payments Upon Termination or Change in Control

The following table sets forth estimated compensation, if any, that would have been payable to each of our named executive officers as severance or upon a change in control of our company under three scenarios, assuming the termination triggering severance payments or a change in control took place on June 30, 2023:

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Cash Payment ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Restricted Stock Units ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Total ($)
Antonio J. Pietri
•Termination without cause not related to a change in control	—	—	—	—	—	—
•Change in control only	—	—	—	—	—	—
•Termination without cause or by the executive for good reason following change in control	2,025,851	1,081,109	8,969,817	28,046	45,000	12,149,823
Chantelle Breithaupt
•Termination without cause not related to a change in control	—	—	—	—	—	—
•Change in control only	—	—	—	—	—	—
•Termination without cause or by the executive for good reason following change in control	—	—	—	—	—	—
Manish Chawla
•Termination without cause not related to a change in control	680,567	—	—	18,880	45,000	744,447
•Change in control only	—	—	—	—	—	—
•Termination without cause or by the executive for good reason following change in control	680,567	—	2,336,651	18,880	45,000	3,081,098
Mark Mouritsen
•Termination without cause not related to a change in control	710,236	—	—	8,983	45,000	764,219
•Change in control only	—	—	—	—	—	—
•Termination without cause or by the executive for good reason following change in control	710,236	—	890,344	8,983	45,000	1,654,563

(1)    Amounts shown reflect payments based on salary and bonus as well as payment of estimated cost of life, disability and accident insurance benefits during the agreement period.

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(2)    Amounts shown represent the value of stock options upon the applicable triggering event described in the first column. The value of stock options is based on the difference between the exercise price of the options and a hypothetical price of $167.61, which was the closing price of our common stock on June 30, 2023.
(3) Amounts shown represent the value of RSUs upon the applicable triggering event described in the first column, based on the closing price of our common stock on June 30, 2023.

(4)    Amounts shown represent the estimated cost of providing employment-related benefits during the agreement period.
(5)    Amounts shown represent the maximum value of outplacement benefits.
In addition, pursuant to the Transition Agreement, because Mr. Hammond remained employed through the Retirement Date, he was entitled to: (1) full acceleration of all of his then-unvested equity grants made prior to September 1, 2022; and (2) the other payments and benefits provided under his existing executive retention agreement upon a change in control-related termination, which consisted of an amount equal to the sum (i) $375,000 (for his base salary for a twelve month period), (ii) $325,000 (his target bonus for fiscal 2023), and (iii) $10,989 (COBRA coverage) . Also, because his Retirement Date was extended to February 6, 2023, Mr. Hammond received an additional grant of RSUs with a grant date value of $250,000, which became fully vested on the extended Retirement Date. Such accelerated equity vesting and other severance benefits were subject to the execution by Mr. Hammond of the release of claims in favor of us as provided in our executive retention agreement with Mr. Hammond.

Pay Versus Performance Table

The following table sets forth pay versus performance  information with respect to the relationship between “compensation actually paid” to our named executive officers ("NEOs"), including our principal executive officer ("PEO"), as calculated in accordance with Item 402(v) of Regulation S-K, during the fiscal years provided and certain measures of our financial performance:

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(5)(6)	Net Income (Loss) (in millions) ($)(7)	Company Selected Measure: Free Cash Flow (in millions)($) (8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	1,402,317	1,563,665	3,283,280	2,806,033	135	178	(107.8)	303.6
2022(9)	14,942,012	22,840,589	1,489,105	2,273,192	148	141	53.1	286.0
2021	8,418,919	12,937,351	2,252,903	1,910,354	111	184	(20.6)	277.5
2020	1,322,131	669,976	595,270	573,988	83	127	(20.3)	243.1

(1)
Antonio Pietri served as our PEO for 2023, 2022, 2021 and 2020. The dollar amount reported in column (b) are the amounts of total compensation reported to Mr. Pietro for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Pietri, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Pietri during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Pietri’s total compensation for each year to determine the compensation actually paid:

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PEO	2023	2022	2021	2020
Summary Compensation Table Total	1,402,317	14,942,012	8,418,919	1,322,131
Subtract: Grant date fair values of equity awards reported in “Stock Awards” column of the SCT for the covered FY	—	13,866,087	7,489,646	—
Add: Fair values as of the end of the covered FY of all equity awards granted during the covered FY that are outstanding and unvested as of the end of such covered FY2(a)	—	11,495,279	9,731,911	—
Add: the change in fair value (whether positive or negative) as of the end of the covered FY of any equity awards granted in any prior FY that are outstanding and unvested as of the end of such covered FY	(1,999,636)	7,213,670	(137,935)	391,065
Add: for awards that are granted and vest in the same FY, the fair value as of the vesting date	—	766,494	2,007,510	—
Add: the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior FY) of any awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	2,160,984	2,289,221	406,592	(1,043,220)
Subtract: for any awards granted in any prior FY that failed to meet the applicable vesting conditions during the covered FY, the fair value at the end of the prior FY	—	—	—	—
Compensation Actually Paid to PEO	1,563,665	22,840,589	12,937,351	669,976

(a)     Fair Value:

•RSUs are valued based on the closing stock price on the applicable year-end date(s) or, in the case of vesting dates, the closing price on the applicable vesting date.
•For stock options, a Black Scholes value (BSV) as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected term set using an elapsed term approach. This approach calculates expected term by subtracting the amount of time that has elapsed (between the grant and subsequent valuation dates) from the initial grant-date expected term estimate. Volatility, risk free rates and dividend yield are determined as of revaluation date based on the expected term.

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for our NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Ms. Breithaupt and Messrs. Chawla, Mouritsen and Hammond; (ii) for 2022, Ms. Breithaupt and Mr. Hammond; (iii) for 2021, Ms. Breithaupt and Mr. Hammond; and (iv) for 2020, Mr. Hammond.

(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation of the NEOs as a group (other than our PEO) for each year to determine the compensation actually paid:

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Non-PEO NEOs	2023	2022	2021	2020
Average Summary Compensation Table Total	3,283,280	1,489,105	2,252,903	595,270
Subtract: average grant date fair values of equity awards reported in “Stock Awards” column of the SCT for the covered FY	2,583,381	1,109,681	1,877,862	—
Add: average fair value as of the end of the covered FY of all equity awards granted during the covered FY that are outstanding and unvested as of the end of such covered FY 2(a)	1,146,096	802,658	1,242,732	—
Add: the average change in fair value (whether positive or negative) as of the end of the covered FY of any equity awards granted in any prior FY that are outstanding and unvested as of the end of such covered FY	(154,912)	823,433	(5,405)	14,805
Add: for awards that are granted and vest in the same FY, the average fair value as of the vesting date	749,038	78,452	283,110	—
Add: the average change in fair value (whether positive or negative) as of the vesting date of any awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	365,912	189,225	14,876	(36,087)
Subtract: for any awards granted in any prior FY that failed to meet the applicable vesting conditions during the covered FY, the average fair value at the end of the prior FY	—	—	—	—
Average Compensation Actually Paid to Non-PEO NEOs	2,806,033	2,273,192	1,910,354	573,988

(5)	Cumulative total shareholder return ("TSR") for each fiscal year shown in the Pay Versus Performance Table is the change in the value of the initial $100 investment at the measuring point over the relevant measuring period

(6)	Cumulative TSR for each fiscal year shown in the Pay Versus Performance Table is the change in the value of the initial $100 investment at the measuring point over the relevant measuring period. The peer group used for this purpose is the following published industry index: the Nasdaq Composite Index.

(7)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.

(8)	The dollar amounts reported represent free cash flow ("FCF") as utilized for the FY23 Executive Bonus Plan calculated as: net cash provided by operating activities adjusted for the net impact of (a) purchases of property, equipment and leasehold improvements, (b) payments for capitalized computer software development costs and (c) acquisition and integration planning related payments. This calculation of FCF is different from the calculation of FCF we use for purposes of our SEC public reporting, which such calculation no longer excludes acquisition and integration planning related payments. Prior to 2023, the existing company structure did not exist, therefore the FCF results utilized in the table for 2020, 2021 and 2022 are based on FCF results of Heritage AspenTech as reported in the respective proxy disclosures for each of these years. Although we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that FCF, is the financial performance measure that, in our assessment, represents the most important financial performance measure that is not otherwise required to be disclosed in the Pay Versus Performance table used by us to link compensation actually paid to our NEOs (as computed in accordance with Item 402(v) of Regulation S-K), for the most recently completed fiscal year, to our performance.

(9)
Information reported for periods prior to the closing of the Emerson Transactions in May 2022 are based on compensation paid to the Heritage AspenTech named executive officers and Heritage AspenTech's performance.

(10)	Represents the nine-month transition period (October 1, 2021 through June 30, 2022).

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in the section “Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with our performance, not all of those measures are presented in the Pay Versus Performance table. Moreover, we generally seek to incentivize long-term performance, and do not consider compensation actually paid in any fiscal year (as computed in accordance with Item 402(v) of Regulation S-K) in determining or evaluating executive compensation.

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Compensation Actually Paid (CAP) Compared to Total Shareholder Return
Compensation in $-millions
$25.0
$20.0
$15.0
$10.0
$5.0
$-
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
Total Shareholder Return (TSR)
Value of $100 invested at begiining of Fiscal Year 2020
2020
2021
2022
2023
CAP-PEO
Average CAP-Non-PEO
TSR-AZPN
TSR-NASDAQ Composite Index

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Financial Performance Measures

The metrics that we use for incentive awards are selected based on an objective of incentivizing our named executive officers to increase long-term value for our stockholders. As discussed above under "Compensation Discussion and Analysis - Reasons for Providing and Manner of Structuring the Key Compensation Elements," the most important financial and non-financial performance measures in addition to Free Cash Flow detailed above, used by us to link executive compensation actually paid (as computed in accordance with Item 402(v) of Regulation S-K) to our named executive officers, for fiscal 2023, to our performance are as follows:

•GACV;
•Annual contract value synergies associated with the Emerson Transactions; and
•Annual cost synergies associated with the Emerson Transactions.

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Information Regarding the Board and Corporate Governance

We believe a well-run company has independent oversight of its strategic execution and sound corporate governance. This section provides further information regarding the Board and the independence of our directors and describes key corporate governance guidelines and practices that we have adopted.

Corporate Governance Highlights
•One class of directors
•Recommending an annual "say on pay" vote
•Stock ownership guidelines for named executive officers and non-employee directors
•Anti-hedging policy for executives
•Senior executive succession planning
•75% of directors are independent despite being a "Controlled Company" under Nasdaq governance rules
•Separate board chair and CEO roles
•Independent board chair
•Code of Business Conduct and Ethics for directors, officers and employees
•Compensation clawback policy
•Risk oversight by full Board and committees
•Directors attended at least 75% of meetings of the Board in fiscal 2023
•Committee authority to retain independent advisors
•Regular executive sessions of independent directors
•Annual ESG Report
•Over-boarding limits for non-employee directors of three boards of directors of other public companies (in addition to the Board) and for employee directors of one other public company board.

Independence of the Board
The rules of the Nasdaq Stock Market LLC (“Nasdaq”) generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the Nasdaq rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent.

Because Emerson controls a majority of our outstanding voting power, we are a “Controlled Company” under the corporate governance rules of Nasdaq. Therefore, we are not required to have a majority of our Board be independent, nor are we required to have a human capital committee or an independent nominating function. The Stockholders Agreement provides that, for so long as Emerson beneficially owns more than 50% of the outstanding shares of our common stock, to the extent permitted by applicable law, if so requested by Emerson, we rely on the “Controlled Company” exemptions to the corporate governance listing standards of Nasdaq. We have been requested to avail ourself of the exemptions from the requirements that (i) the Nominating and Corporate Governance Committee be composed solely of independent directors and (ii) the Human Capital Committee be composed solely of independent directors.

The Board uses the definition of independence established by Nasdaq. Under applicable Nasdaq rules, a director qualifies as an “independent director” if, in the opinion of the Board, he or she does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that none of our directors, other than Antonio J. Pietri, our Chief Executive Officer, and Ram R. Krishnan, has any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of our Company, and that each of these directors therefore is an “independent director” as defined in Nasdaq Listing Rule 5605(a)(2).

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Board Leadership Structure
The Board currently has an independent chair, Jill D. Smith, who has the authority, among other things, to determine the place, date and time of Board meetings or stockholder meetings (in the absence of a designation by the Board), chair stockholder meetings and call a special meeting of stockholders. Subject to the Stockholders Agreement, it is our policy under our Corporate Governance Guidelines that the positions of Chief Executive Officer and Board chair be held by different individuals, except in unusual circumstances as determined by the Board. We believe that having an independent Board chair can create an environment that is conducive to objective evaluation and oversight of management’s performance, and can increase management accountability and improve the ability of the Board to monitor whether management’s actions are in the best interests of our stockholders. As a result, we believe that having an independent Board chair can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight
One of the key functions of the Board is informed oversight of our risk management process. In carrying out its risk oversight responsibilities, the Board reviews the long- and short-term internal and external risks we face through its participation in long-range strategic planning, and ongoing reports from various Board standing committees that address risks inherent in their respective areas of oversight. On a regular basis, key risks, status of mitigation activities and potential new or emerging risks are discussed with senior management and further addressed with our Audit Committee and Board, as necessary. On an ongoing basis, the Board and management identify key long- and short-term risks, assess their potential impact and likelihood, and, where appropriate, implement operational measures and controls or purchase insurance coverage in order to help ensure adequate risk mitigation.

Our Board has oversight responsibility for our overarching ESG matters, including establishing processes concerning material ESG issues and evaluating climate-related risks and opportunities. Specific ESG direction is evaluated through the committees of the Board.

As set forth in its charter, our Audit Committee oversees the guidelines and policies that govern the process by which management assesses and manages our exposure to risk and the steps management has taken to monitor, mitigate and control such exposures. As part of fulfilling these responsibilities, the Audit Committee meets regularly with KPMG LLP, our independent registered public accounting firm, and members of our management, including our Chief Executive Officer and Chief Financial Officer. Our Audit Committee also discusses with KPMG LLP any significant risks or exposures we face to the extent that such risks or exposures relate to accounting and financial reporting.

The Audit Committee also reviews and oversees the implementation of our policies and procedures related to cybersecurity risk assessment and management. In addition, we encourage timely and accurate reporting to the Audit Committee of any significant cybersecurity incidents or significant vulnerabilities that are unresolved within standard procedures. As part of our risk management programs, we provide broad-based and role-specific information security compliance training to employees. Additionally, in an effort to mitigate information security risk, we maintain insurance coverage intended to respond to certain risk events and to defray the costs of data security incidents.

As part of the Board’s risk oversight role, our Human Capital Committee reviews and assesses the risks arising from our employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on us. The Human Capital Committee is responsible under its charter for approving the compensation of our executive officers and periodically reporting to the Board on succession planning for the Chief Executive Officer and for such other executive officers as the Board may request or the Human Capital Committee may otherwise determine to be appropriate. Likewise, our Nominating and Corporate Governance Committee is responsible for supervising the evaluation and preparing an assessment of the Board’s performance and establishing equity ownership guidelines for Board members, either of which may impact our risk profile from a governance perspective. In performing their risk oversight functions, each committee of the Board has full access to management, as well as the ability to engage outside advisors.

Director Attendance at Board and Stockholder Meetings
During fiscal 2023, the Board met 10 times and each director attended at least 75% of meetings of the Board and the committees on which he or she served, held during the portion of the fiscal year for which he or she was a director or committee member.

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We do not have a policy regarding director attendance at our annual meetings of stockholders, but we encourage directors to attend. We held our fiscal 2022 annual meeting of stockholders on December 15, 2022 and five of our directors attended.

Board Committees
The Board has established an Audit Committee, a Human Capital Committee and a Nominating and Corporate Governance Committee. The Board has also established an advisory M&A Committee to consider potential strategic transactions. Each of the committees has authority to engage advisors as it deems appropriate to carry out its responsibilities. The Board has adopted a written charter for each of the Audit Committee, the Human Capital Committee, the Nominating and Corporate Governance Committee and the M&A Committee. You can access our current committee charters (other than the M&A Committee Charter) and Code of Business Conduct and Ethics in the “Investor Relations” section of our website located at www.aspentech.com; or by calling us at 781-221-6400; or by writing to our Investor Relations Department at our principal executive offices at 20 Crosby Drive, Bedford, Massachusetts 01730. Neither our website nor its contents are incorporated into this Proxy Statement.

Committee Membership

The membership of each of our directors on the committees of the Board is included below.

	Audit Committee	Human Capital Committee	Nominating and Corporate Governance Committee	M&A Committee
Patrick M. Antkowiak	•
Robert E. Beauchamp (1)			•
Thomas F. Bogan		• (Chair)		•
Karen M. Golz	• (Chair)
Ram R. Krishnan		•	•	• (Chair)
Antonio J. Pietri
Arlen R. Shenkman	•			•
Jill D. Smith			• (Chair)
Robert M. Whelan, Jr.		•		•

(1) Mr. Beauchamp resigned from the Board and the Nominating and Corporate Governance Committee effective September 2, 2023.

Audit Committee

The Audit Committee held 11 meetings in fiscal 2023. The Board has determined that all the members of the Audit Committee are independent directors as defined under Nasdaq rules, including the independence requirements set forth in Rule 10A-3 under the Exchange Act. The Board has determined that Ms. Golz and Mr. Shenkman are each an “audit committee financial expert” as defined in applicable SEC rules. The purpose of the Audit Committee is to assist with the Board’s oversight of our accounting and financial reporting processes and the audits of our financial statements. The specific responsibilities of the Audit Committee include assisting the Board with overseeing:

•our accounting and financial reporting processes of and the integrity of our financial statements;
•our systems of internal accounting and financial controls;
•our compliance with legal and regulatory requirements;
•our independent registered public accounting firm’s qualifications and independence;

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•the performance of our internal audit function and independent registered public accounting firm;
•the annual independent audit process of our annual financial statements;
•our policies for risk assessment and management;
•our investment management and other treasury policies; and
•our risks related to cybersecurity and monitoring enterprise risk management.

Human Capital Committee

The Human Capital Committee held six meetings in fiscal 2023. The Board has determined that all members of the Human Capital Committee, other than Ram R. Krishnan, are independent directors as defined under Nasdaq rules. We are relying on the "Controlled Company" exemption under Nasdaq Rule 5615(c). The purpose of the Human Capital Committee is to oversee our compensation and employee benefit plans and practices, including executive compensation plans. Specific responsibilities of the Human Capital Committee include:

•the evaluation process for executive officers, including the nature and frequency of the evaluation and the persons subject to the evaluation;
•the review and approval of executive officer compensation and of corporate goals and objectives relevant to compensation of the executive officers and the evaluation of each executive officer’s performance (other than our Chief Executive Officer) in light of such goals and objectives;
•reviewing and making recommendations to the Board with respect to incentive compensation plans and equity-based plans;
•interpreting the terms and granting awards under our equity-based plans;
•reviewing and discussing compensation related disclosures with management, including producing the compensation committee report on executive officer compensation;
•the periodic review of the levels of equity ownership of executive officers and non-employee directors and whether equity ownership guidelines for executive officers are appropriate;
•the periodic reporting to the Board on succession planning for the Chief Executive Officer and for such other executive officers as the Board may request or the Human Capital Committee may determine;
•the periodic review of our overall executive officer compensation principles and structure;
•reviewing and approving our peer group;
•reviewing and approving of our human capital management programs;
•reviewing risks arising from our employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect; and
•reporting to the Board at least annually regarding Chief Executive Officer compensation.

Under the charter, the Human Capital Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Human Capital Committee has the authority to retain, oversee and terminate any compensation consultant.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Human Capital Committee engaged WTW as a compensation consultant. As part of its engagement, WTW was requested by the Human Capital Committee to develop a comparative peer group of companies and to perform analyses of competitive performance and compensation levels for that group. How the Company engages with WTW is described above under "Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

The Board has determined that all members of the Nominating and Corporate Governance Committee, other than Ram R. Krishnan, are independent directors as defined under Nasdaq rules. We are relying on the "Controlled Company" exemption

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under Nasdaq Rule 5615(c). The Nominating and Corporate Governance Committee held five meetings in fiscal 2023. The Nominating and Corporate Governance Committee’s responsibilities include:

•identifying individuals qualified to become Board members;
•recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and addressing such matters relating to the nomination process as may be required under federal securities laws;
•developing and maintaining a director succession plan for the Board;
•developing and recommending to the Board a set of corporate governance principles applicable to us;
•reviewing and assessing director independence and making related recommendations to the Board;
•overseeing the evaluation of the Board and standing committees of the Board;
•overseeing our director compensation and determining whether equity ownership guidelines for non-employee directors are appropriate;
•overseeing and reviewing our policies and procedures related to ESG;
•reviewing our annual ESG report; and
•overseeing shareholder engagement and shareholder inquiries related to ESG matters.

M&A Committee

The M&A Committee held four meetings in fiscal 2023. The M&A Committee’s responsibilities include:

•periodically reviewing our strategy regarding mergers, acquisitions, investments, dispositions, joint ventures and similar transactions and arrangements with management;
•reviewing transactions proposed by management and presenting the M&A Committee’s findings to the Board; and
•evaluating the execution of, and the financial performance and integration of the businesses and assets related to completed transactions with management.

Director Nomination Process
Stockholders Agreement

Under the Stockholders Agreement, the Nominating and Corporate Governance Committee is required to provide Emerson with the ability to nominate directors, which number will depend on the amount of stock owned by Emerson. Pursuant to the Stockholders Agreement, among other things, (i) prior to Third Trigger Date, Emerson has the right to designate a number of director nominees equal to Emerson’s percentage ownership of our common stock multiplied by the total authorized number of directors of the Board, rounded up to the nearest whole person, which number shall not be less than a majority of the Board (until the Second Trigger Date) and (ii) following the Third Trigger Date, Emerson has the right to designate one director nominee. Pursuant to the Stockholders Agreement, in the event that any Emerson Director ceases to serve as a director for any reason, the vacancy resulting therefrom will be filled by the Board with a substitute Emerson Designee. The Stockholders Agreement also provides that, until the Third Trigger Date, our then-current Chief Executive Officer, currently Antonio J. Pietri, must be included for nomination at any annual meeting at which directors are elected.

With respect to the Emerson Designees, we are required to cause each such persons to be included in the slate of nominees recommended by the Board to the stockholders for election and use our best efforts to cause the election of each such Emerson Designee, including soliciting proxies in favor of the election of such persons. In the event that any Emerson Designee on the Board ceases to serve as a director for any reason, the resulting vacancy will be filled by the Board with a substitute person designated by Emerson. We must take all actions necessary to facilitate the removal and replacement of any Emerson designated director upon the written request of Emerson.

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Other Nominees

With respect to the other nominees for directors to the Board, the Nominating and Corporate Governance Committee is responsible for (i) identifying individuals qualified to become Board members and (ii) recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. The Nominating and Corporate Governance Committee may also engage a professional search firm. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements, the long-term interests of stockholders and the requirements of the Stockholders Agreement.

In the event of a vacancy on the Board upon the death, resignation, retirement, disqualification, removal from office or other cause of any director who was not designated by Emerson, the Nominating and Corporate Governance Committee
will have the sole right to fill such vacancy or designate a person for nomination for election to the Board to fill such vacancy in accordance with applicable law. However, until the Third Trigger Date, (i) our then-current Chief Executive Officer must be included for nomination at any meeting of at which directors are elected and (ii) each designee to the Board (other than Emerson’s Designees and the then-current Chief Executive Officer) must be an independent director and meet all other requirements under applicable law for membership on the Audit Committee, and one of such designees must also be an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K. The Board must at all times include at least three independent directors.

Qualifications

The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. In considering candidates recommended by the Nominating and Corporate Governance Committee or otherwise, the Board considers factors including the following:

•diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and our company to ensure the Board has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance;
•possessing other relevant expertise upon which to be able to offer advice and guidance to management;
•having sufficient time to devote to our affairs;
•having demonstrated excellence in his or her field;
•having the ability to exercise sound business judgment; and
•having the commitment to rigorously represent the long-term interests of our stockholders.

Subject to the Stockholders Agreement, in nominating candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate, which factors may include, judgment, skill, diversity, character, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. Accordingly, when evaluating candidates for nomination as new directors, the Nominating and Corporate Governance Committee will consider the foregoing factors as well as other characteristics (including in light of applicable diversity objectives regarding gender, underrepresented communities or otherwise), such as geographic location, nationality, culture, gender, sexual orientation, ethnicity, race and age.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

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We have posted a copy of the Code of Business Conduct and Ethics in the “Investor Relations” section of our website located at www.aspentech.com. We intend to satisfy disclosure requirements regarding amendments to, or waivers from, our code by posting such information on our website.

Anti-Hedging Policies
Our anti-hedging and anti-pledging provisions are covered in our Insider Trading Policy. Under the policy, directors, employees, consultants with access to material nonpublic information and any other individuals designated by our Chief
Financial Officer or Chief Legal Officer (“Covered Persons”) are prohibited from engaging in transactions to hedge or offset value declines in the value of our securities, such as short selling, put or call options, forward sale or purchase contracts, equity swaps and exchange funds. Covered Persons are also prohibited from pledging our securities as collateral for loans. No Covered Person may purchase our securities “on margin” or pledge our securities as collateral for a loan.

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Communications with the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if, and as, appropriate. Our Board Chair, with the assistance of our Chief Legal Officer, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of those communications to the other directors as appropriate.

Communications are forwarded to all directors if the communications relate to important substantive matters and include suggestions or comments that the Board Chair or the Nominating and Corporate Governance Committee chair considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in care of our Secretary at: Aspen Technology, Inc., 20 Crosby Drive, Bedford, Massachusetts 01730.

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Human Capital Committee Interlocks and Insider Participation

The Human Capital Committee consists of three directors, Ram K. Krishnan, Thomas Bogan and Robert M. Whelan, Jr., none of whom was formerly an officer of ours. During fiscal 2023, none of our executive officers has served as a member of either the board of directors or compensation committee of any entity, one or more of whose executive officers served as a member of either the board of directors or compensation committee.

Ram K. Krishnan is the Executive Vice President and Chief Operating Officer of Emerson, our controlling stockholder, since February 2021. Under the Stockholders Agreement, the Company has agreed with Emerson to use its best efforts to elect the Emerson Nominees, which includes, Ram K. Krishnan to the Board, subject to Emerson continuing to own certain ownership percentages.

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Audit Committee Report

The Audit Committee has reviewed and discussed our audited consolidated financial statements for fiscal 2023 and has discussed these financial statements with our management and independent registered public accounting firm for fiscal 2023, KPMG LLP.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and KPMG LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

AUDIT COMMITTEE
Karen M. Golz
Arlen R. Shenkman
Patrick M. Antkowiak

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Human Capital Committee Report

The Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis portion contained in this Proxy Statement. Based on this review and discussion, the Human Capital Committee has recommended to the Board, and the Board has agreed, that the section entitled “Compensation Discussion and Analysis” as it appears above be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

HUMAN CAPITAL COMMITTEE
Thomas Bogan
Ram R. Krishnan
Robert M. Whelan, Jr.

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Director Compensation

The following table provides information regarding the compensation paid to our non-employee directors in fiscal 2023:

Compensatory Arrangements with Directors
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Patrick M. Antkowiak	90,082	18,954	39,805	148,841
Robert E. Beauchamp (3)	77,315(4)	130,060(5)	—	207,375
Thomas F. Bogan	106,973	18,954	39,805	165,732
Karen M. Golz	96,260	18,954	32,663	147,877
Ram R. Krishnan	—	—	—	—
Arlen R. Shenkman	90,082	18,954	39,805	148,841
Jill D. Smith	193,171	18,954	32,684	244,810
Robert M. Whelan, Jr.	87,890	18,954	10,635	117,479

(1)    This column represents the grant date fair value of restricted stock units for fiscal 2023 in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock units granted to non-employee directors in fiscal 2023 has been calculated by multiplying the number of units granted by the closing price of our common stock as reported on the Nasdaq Global Select Market on the market day preceding the grant date. The aggregate number of outstanding (unvested) stock awards held by each of our non-employee directors as of June 30, 2023 was as follows: Mr. Whelan, 0; Ms. Golz, 96; Ms. Smith, 144; Mr. Antkowiak, 391, Mr. Bogan, 391 , Mr. Shenkman 391, and Mr. Beauchamp, 727. The aggregate number of outstanding option awards held by each of our non-employee directors as of June 30, 2023 was as follows: Mr. Whelan, 12,490; Ms. Golz, 1,575; Ms. Smith, 1,412; Mr. Antkowiak, 0, Mr. Bogan, 0, Mr. Shenkman, 0 and Mr. Beauchamp, 0.
(2)    Amounts shown represent cash payments made to offset the tax liability triggered by the vesting of RSUs.
(3) Mr. Beauchamp resigned from the Board effective September 2, 2023.

(4) Mr. Beauchamp joined the Board on July 13, 2022 and therefore he received a pro-rated payment for the first quarter of fiscal 2023.

(5)     Mr. Beauchamp received a grant of RSUs with a grant date value of $200,000 on July 20, 2022, when he joined the Board on July 13, 2022. 33.33% of these RSUs vested on July 20, 2023. The remaining 66.67% of these RSUs were forfeited when he resigned from the Board effective September 2, 2023.

The table below sets forth the cash and equity compensation for the non-employee members of the Board for fiscal 2023, based upon the compensation program recommended by the Nominating and Corporate Governance Committee and approved by the Board for Board service.

FY 2023 Director Compensation
Cash Retainer	$80,000
Annual Equity Award (Value)	$240,000
Committee Members
Audit Member Retainer	—
Human Capital Member Retainer	—
Nominating and Corporate Governance Member Retainer	—
Leadership Roles
Board Chair	$100,000
Audit Chair	$15,000
Human Capital Chair	$15,000
Nominating and Corporate Governance Chair	$7,500
M&A Committee Chair	$15,000

The compensation established for fiscal 2023 reflects our practice of emphasizing equity compensation and not paying meeting fees, which is consistent with the practices of our peer group, and was recommended by our independent compensation consultant, WTW. In addition, following the Emerson Transactions, committee members (other than chairs)

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no longer receive retainers for committee membership.

The compensation consultant prepares for review by the Nominating and Corporate Governance Committee a summary of our director compensation relative to our peer group annually and recommends adjustments, if any, for the subsequent fiscal year. The Nominating and Corporate Governance Committee reviewed the recommendations of the independent compensation consultant in making its recommendations to the Board in July with respect to director compensation for fiscal 2023. If a director joins the Board after the beginning of a quarter, such director will receive a pro-rated portion of the relevant fees.

Director Stock Ownership Guidelines

We maintain stock ownership guidelines requiring each of our non-employee directors to own our stock (including long shares as well as the net value of vested, unexercised stock options) with a value of at least three times the director’s annual cash retainer. New directors have five years from the date that they become directors to reach the applicable ownership threshold. As of the record date, all of our non-employee directors are in compliance with our stock ownership guidelines.

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Related-Party Transactions

Related-Party Policy and Procedures
In connection with the Closing of the Emerson Transactions, we adopted a Related Party Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval of related party transactions. The policy governs any transaction between us or any of our subsidiaries, on the one hand, and Emerson or any of its subsidiaries or, solely in their capacity as such, any director, officer, employee or “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of Emerson or its subsidiaries, on the other hand (a "Related Party Transaction").
For as long as Emerson owns at least 20% of our outstanding common stock, the Related Party Transactions Policy, as set forth in the Stockholders Agreement, requires approval by an ad hoc committee consisting of at least two independent directors designated by a majority of independent directors of the Board (an “RPT Committee”) for the following actions, among others and subject to certain exceptions: (i) any Related Party Transaction involving (a) a payment of $25 million or more in total expected consideration for the sale of assets or a business, (b) a payment of $5 million or more expected on an annual basis with respect to commercial agreements or (c) a payment of $5 million or more with respect to any other transaction; (ii) any material amendment to, or material modification or termination (other than as a result of expiration or non-renewal) of, or material waiver, material consent or material election under any previously approved Related Party Transaction; (iii) any Related Party Transaction for which Emerson or any of its subsidiaries requests approval from an RPT Committee; and (iv) any matter under the Stockholders Agreement which expressly requires approval from, or agreement with, an RPT Committee (including any material amendment of, or waiver of our rights under, the Stockholders Agreement).

Certain Related-Party Transactions
The following discussion relates to types of transactions involving our company and any of our executive officers, directors, director nominees or five percent stockholders, each of which is considered a “related party.” For purposes of this discussion, a “related-party transaction” is a transaction, arrangement or relationship:

•in which we participate;
•that involves an amount in excess of $120,000; and
•in which a related party has a direct or indirect material interest.

Stockholders Agreement. In connection with the Closing of the Emerson Transactions, we entered into a number of intercompany agreements with Emerson, including a Stockholders Agreement which sets forth, among other things, the right of Emerson to nominate directors to the Board (as described above), the right of Emerson to nominate the Board chair, the composition of our committees, certain consent rights of Emerson to certain material actions taken by us and consent rights with respect to modifications or changes to our business strategy.
Registration Rights Agreement. In connection with the Closing of the Emerson Transactions, we entered into a Registration Rights Agreement with Emerson that grants Emerson certain market registration rights, including, demand registration rights and piggyback registration rights, with respect to its registrable securities. We have agreed to pay out-of-pocket fees and expenses in connection with such registration, subject to certain exceptions.
Tax Matters Agreement. In connection with the Closing of the Emerson Transactions, we entered into a Tax Matters Agreement with Emerson that governs the rights and obligations that we and Emerson have with respect to taxes of AspenTech and certain Emerson subsidiaries. In addition, under the terms of the agreement, we agreed to indemnify Emerson and its affiliates against any and all tax-related liabilities incurred by them relating to the Emerson Transactions and certain related business reorganizations to the extent caused by any action taken by us. Since the beginning of fiscal 2023, we have not made any payments to Emerson under the terms of the Tax Matters Agreement.
Transition Services Agreement. At the Closing of the Emerson Transactions, we entered into a Transition Services Agreement for the provision of certain transitionary services by Emerson to us, including information technology, human resources and other specified services, as well as access to certain of Emerson’s existing facilities. Services are generally provided at a base monthly service fee per service which will not increase during the initial term; however, Emerson is permitted to increase a given service fee in the event that Emerson’s direct costs of providing such a service increase. In fiscal 2023, we paid approximately $7 million in service fees. The current term of the Transition Services Agreement expires

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on May 15, 2024.

Commercial Agreement. We entered into a Commercial Agreement at the Closing of the Emerson Transactions pursuant to which we granted Fisher-Rosemount Systems, Inc., a wholly-owned subsidiary of Emerson (“Emerson Automation Solutions Subsidiary”), the right to distribute, on a non-exclusive basis, certain (i) existing AspenTech products, (ii) existing Emerson products transferred to us pursuant to the Transaction Agreement and (iii) future products as mutually agreed upon by the parties during the term of the Commercial Agreement, in each case, to end-users through Emerson Automation Solutions Subsidiary acting as an agent, reseller, or original equipment manufacturer. When acting as our agent, Emerson Automation Solutions Subsidiary will receive a commission for all license orders sourced by Emerson Automation Solutions Subsidiary and closed by us, and for which we are the licensor of the applicable product to the applicable end-user, based on a percentage of all amounts paid by the applicable customer to us in connection with such order. When acting as our reseller, a discount from our standard pricing will be applied to license fees payable by Emerson Automation Solutions Subsidiary to us for license orders for which Emerson Automation Solutions Subsidiary is the licensor of the applicable product to the applicable end-user. Additionally, when acting as an original equipment manufacturer on our behalf, Emerson Automation Solutions Subsidiary will be permitted to embed the products in Emerson Automation Solutions Subsidiary products and sell such combined products as part of Emerson Automation Solutions Subsidiary’s own solutions, subject to certain fees to be determined on a product-by-product basis, subject to a discount from our standard pricing. In fiscal 2023, we made payments to the Emerson Automation Solutions Subsidiary in the aggregate amount of $26,886.
Credit Agreement. On December 23, 2022, we entered into a credit agreement with Emerson (the “Emerson Credit Agreement”), which provided for an aggregate term loan commitment of $630.0 million to us. Under the terms of the Agreement, we were required to use the proceeds from borrowings under the credit agreement to pay, in part, the cash consideration for funding our planned acquisition of Mining Software Holdings Pty Ltd (“Micromine”) and pay the fees and expenses incurred in connection with the Emerson Credit Agreement. As a result of the termination of the Micromine acquisition agreement, we and Emerson mutually agreed to terminate the Emerson Credit Agreement on August 18, 2023.
inmation Software GmbH. On August 29, 2022, we completed the acquisition of inmation Software GmbH (“Inmation”) for total cash consideration of $87.2 million. The purchase price consisted of $78.9 million of cash paid at closing and an additional $8.3 million that was held back until August 2023 as security for certain representations, warranties, and obligations of the sellers. The total cash acquired from Inmation was approximately $6.4 million resulting in a net cash payment of $72.5 million. Prior to the closing date, Inmation was considered a related party to AspenTech as Emerson, through one of its subsidiaries, held an equity-method investment in Inmation. At the time of close, $17.6 million was paid to Emerson in exchange for all of its shares in Inmation, with another $1.9 million paid 12 months after the closing.
Indemnification. We provide indemnification for our directors and officers so that they will be free from undue concern about personal liability in connection with their service. Under our bylaws, we are required to indemnify our directors and officers to the extent not prohibited under Delaware law. We also have entered into indemnity agreements with our directors. These agreements provide, among other things, that we will indemnify the director, under the circumstances and to the extent provided for in the agreement, for expenses and liabilities he or she may be required to pay due to the indemnitee’s corporate status to the fullest extent permitted under Delaware law.

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Beneficial Ownership of Common Stock

Stock Owned by Directors, Executive Officers and Greater-than-5% Stockholders

The following tables set forth certain information, as of October 18, 2023 with respect to the beneficial ownership of our common stock by:

•each person or group that we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•each of our executive officers and directors; and
•our executive officers and directors as a group.

As of October 18, 2023, a total of 63,749,655 shares of common stock were outstanding. Unless otherwise noted, each person identified possesses, to our knowledge, sole voting and investment power with respect to the shares listed, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group. The address of all of our executive officers and directors is in care of Aspen Technology, Inc. at 20 Crosby Drive, Bedford, Massachusetts 01730.

	Beneficial Ownership
	Number of Shares	Percent of Total
>5% Stockholders
Emerson (1)	36,307,514	57%
BlackRock(2)	3,807,109	6%
Directors and Executive Officers
Antonio J. Pietri (3)	358,510	1%
Chantelle Y. Breithaupt (4)	36,985	*
Manish Chawla (5)	9,198	*
Mark Mouritsen (6)	4,962	*
Frederic G. Hammond (7)	30,953	*
Patrick M. Antkowiak	1,677	*
Thomas F. Bogan	1,677	*
Karen M. Golz (8)	3,686	*
Ram R. Krishnan	-	-
Arlen R. Shenkman	1,308	*
Jill D. Smith (9)	3,362	*
Robert M. Whelan, Jr. (10)	19,582	*
Directors and Executive Officers, as a group (12 persons)	471,900	1%

*    Percentage is less than 1% of the total number of outstanding shares of our common stock.
(1)    Represents 36,307,514 shares held by Rutherfurd US LLC and beneficially owned by EMR US Holdings LLC, EMR Worldwide Inc., EMR Holdings, Inc. and Emerson Electric Co. Mr. Krishnan, a director of the Company, is Executive Vice President and Chief Operating Officer of Emerson and, as such, may be deemed to share voting and investment power over all of such shares and, therefore, may be deemed a beneficial owner of such shares. Mr. Krishnan disclaims beneficial ownership of shares held by Rutherfurd US LLC. This information is based on a Schedule 13D, Amendment No. 2 filed on October 13, 2023.
(2)    Represents 3,807,109 shares beneficially owned by BlackRock, Inc. BlackRock, Inc. has sole voting power over 3,643,290 shares and sole dispositive power over 3,807,109 shares. This information is based on a Schedule 13G filed on February 7, 2023.
(3)    Includes 26,054 shares of common stock issuable upon exercise of outstanding stock options held by Mr. Pietri within 60 days of October 18, 2023.
(4)    Includes 27,518 shares of common stock issuable upon exercise of outstanding stock options held by Ms. Breithaupt within 60 days of October 18, 2023.

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(5)    Includes 6,896 shares of common stock issuable upon exercise of outstanding stock options held by Mr. Chawla within 60 days of October 18, 2023.
(6)    Includes 1,156 shares of common stock issuable upon exercise of outstanding stock options held by Mr. Mouritsen within 60 days of October 18, 2023.

(7)    Includes 16,021 shares of common stock issuable upon exercise of outstanding stock options held by Mr. Hammond within 60 days of October 18, 2023.
(8)    Includes 1,478 shares of common stock issuable upon exercise of outstanding stock options held by Ms. Golz within 60 days of October 18, 2023.
(9)    Includes 1,220 shares of common stock issuable upon exercise of outstanding stock options held by Ms. Smith within 60 days of October 18, 2023.
(10)    Includes 12,490 shares of common stock issuable upon exercise of outstanding stock options held by Mr. Whelan within 60 days of October 18 , 2023.

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Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations that no other reports were required, during fiscal 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

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Independent Registered Public Accountants

Audit Fees

The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm for fiscal 2023 and fiscal 2022. We were incorporated in October of 2021 in connection with the Emerson Transactions and have engaged KPMG LLP since inception.

Fee Category	Fiscal 2023	Nine Months Ended June 30, 2022(5)
Audit fees (1)	$3,640,000	$4,665,000
Audit-related fees (2)	14,500	-
Tax fees (3)	176,000	-
All other fees (4)	30,000	17,000
	$3,860,500	$4,682,000

(1)    “Audit fees” primarily represent the cost for the audit of our annual financial statements, reviews of quarterly SEC filings and statutory audits at non-U.S. locations. Audit fees for fiscal 2023 include the audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. The amounts for fiscal 2022 include fees associated with the review of the Registration Statement on Form S-4 and other matters related to the Emerson Transactions. Statutory audit fees were $0.5 million and $1.1 million in fiscal 2023 and fiscal 2022, respectively, and are included in the amounts disclosed in the table above.

(2)    “Audit-related fees” consist of fees for assurance and related services that were reasonably related to the performance of the audit and review of our .financial statements and that are not reported as audit fees.
(3)    “Tax fees” consist of fees for tax compliance, tax advice and tax planning services.
(4)    “All other fees” consist of all fees for products and services fees other than audit, audit-related and tax services.
(5)    Heritage AspenTech, following the Closing of the Emerson Transactions, was merged with our wholly owned subsidiary. Heritage AspenTech’s independent registered public accounting firm prior to the merger was KPMG LLP. Between the start of our fiscal 2022 and the Closing of the Emerson Transactions in May 2022, Heritage AspenTech incurred $0.9 million in Audit fees related to its quarterly SEC reports and Registration Statement on Form S-4 filings for the Emerson Transactions, $0.7 million in Audit-related fees relating to due diligence and accounting advisory services relating to the Emerson Transactions, $0.3 million in Tax fees related to tax compliance and consulting and $1.2 million in All other fees primarily related to integration advisory services. These fees are not included in the table above as they were incurred prior the Closing of the Emerson Transactions.

All fees described above were pre-approved by the Audit Committee in accordance with the our preapproval policy or the approval policy of Heritage AspenTech, as applicable.

Audit Committee Pre-Approval Policies And Procedures
The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. The policy provides that the Audit Committee must approve in advance any audit and non-audit services performed by accounting firms serving as our independent registered public accounting firm. The policy permits the Audit Committee to delegate authority to its chair or any other member of the Audit Committee to pre-approve any proposed engagement of our independent registered public accounting firm and report the approval at the next Audit Committee meeting. The policy also permits the Audit Committee to establish and pre-approve specific categories of services specified in the policy such as, among others, additional services necessary to perform an audit or review in connection with an annual audit plan.

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Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Secretary at 1-781-221-6400 or at our headquarters at: 20 Crosby Drive, Bedford, Massachusetts 01730. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

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Other Matters

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Mark Mouritsen
Senior Vice President, Chief Legal Officer and Secretary

October 24, 2023

OUR 2023 ANNUAL REPORT TO STOCKHOLDERS, WHICH MAY BE ACCESSED OVER THE INTERNET AS SET FORTH IN THE “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS” SENT TO OUR STOCKHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON OCTOBER 18, 2023. YOU MAY VIEW AND ALSO DOWNLOAD OUR 2023 ANNUAL REPORT TO STOCKHOLDERS ON OUR WEBSITE AT HTTP://IR.ASPENTECH.COM, AS WELL AS AT WWW.PROXYVOTE.COM. A STOCKHOLDER MAY SUBMIT A WRITTEN REQUEST FOR A COPY OF OUR 2023 ANNUAL REPORT TO OUR SECRETARY AT: ASPEN TECHNOLOGY, INC. AT 20 CROSBY DRIVE, BEDFORD, MASSACHUSETTS 01730.

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2023 Proxy Statement

ASPEN TECHNOLOGY, INC.
20 CROSBY DRIVE
BEDFORD, MA 01730

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 13, 2023. Have your notice or proxy card in hand when you access the web site and follow the instructions.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AZPN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 13, 2023. Have your notice or proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we may have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must arrive by December 13, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V21484-P97963 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASPEN TECHNOLOGY, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Patrick M. Antkowiak	☐	☐	☐
1b. Thomas F. Bogan	☐	☐	☐
1c. Karen M. Golz	☐	☐	☐
1d. Ram R. Krishnan	☐	☐	☐
1e. Antonio J. Pietri	☐	☐	☐
1f. Arlen R. Shenkman	☐	☐	☐
1g. Jill D. Smith	☐	☐	☐
1h. Robert M. Whelan, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2024; and	☐	☐	☐
3. Approve, on an advisory basis, the compensation of our named executive officers as identified in the Proxy Statement for the 2023 Annual Meeting.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Where there is more than one owner, each should sign. If executed by a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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2023 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com.

V21485-P97963

The undersigned hereby authorizes and appoints Antonio J. Pietri, Chantelle Breithaupt and Mark Mouritsen, and each of them, as proxies, each with full power of substitution and authority to act in the absence of the other, to represent and vote all shares of common stock, par value $0.0001 per share, of Aspen Technology, Inc. held of record by the undersigned, at the Annual Meeting of Stockholders as of the close of business on October 18, 2023, at the Annual Meeting of Stockholders to be held in a virtual format at www.virtualshareholdermeeting.com/AZPN2023 on Thursday, December 14, 2023 at 9:00 a.m. Eastern Time, and at any postponements or adjournments thereof, on all matters that may properly come before said meeting.

If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the board of directors recommends on each proposal. If other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote in their discretion.

Continued and to be signed on reverse side

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